SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Sovereign Bancorp, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 5, 2006

Dear Fellow Shareholder:

     Sovereign Bancorp, Inc. will hold its 2006 Annual Meeting of Shareholders on Wednesday, September 20, 2006, 10:00 a.m. (Eastern Time) at Gillette Stadium, One Patriot Place, Foxborough, Massachusetts 02035, for the following purposes:

          (1)     To elect four (4) Class I directors of Sovereign, each to serve for a term of three years and until their successors shall have been elected and qualified;

          (2)     To approve the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan;

          (3)     To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2006;

          (4)     To act on a shareholder proposal if presented at the Meeting; and

          (5)     To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on August 1, 2006 are entitled to notice of, and to vote at, the Meeting. You should have received already the Notice of Annual Meeting of Shareholders, dated August 29, 2006.

     Good corporate governance is a part of our heritage at Sovereign and I urge you to be a part of it by having your shares represented at the Meeting. The election of diligent, active, involved and responsible directors is the cornerstone of corporate governance at Sovereign.

     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, we urge you to vote by telephone or Internet as described on the proxy card or you may complete, sign, date and return the enclosed proxy card in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

     ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IF YOU ARE A SHAREHOLDER PLANNING TO ATTEND THE MEETING, PLEASE RETAIN THE ADMISSION TICKET MAILED WITH THE PROXY STATEMENT AND PRESENT IT AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE THE INFORMATION REQUESTED ON THE ATTENDANCE CARD ALSO MAILED WITH THE PROXY STATEMENT AND RETURN IT AS SOON AS POSSIBLE.

     I look forward to seeing you at the Meeting. Thank you very much for your continued interest in Sovereign.

Sincerely,

Jay S. Sidhu
Chairman of the Board,
President and Chief Executive Officer

SOVEREIGN BANCORP, INC.
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PROXY STATEMENT
Annual Meeting of Shareholders
September 20, 2006
____________________

     The Board of Directors of Sovereign is soliciting proxies for use at the annual meeting of shareholders to be held on September 20, 2006, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about September 5, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

     At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders, dated August 29, 2006, which you should have received already. These include the election of directors, a proposal to approve the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan, a proposal to ratify the selection of our independent auditor, and consideration of one shareholder proposal. Other business may be addressed at the meeting if it properly comes before the meeting. However, we are not aware of any such other business. Also, management will report on our performance during the last fiscal year and the current fiscal year to-date, and respond to questions from shareholders.

Who is entitled to vote at the meeting?

     The Board has set August 1, 2006, as the record date for the annual meeting. If you were a shareholder of record at the close of business on August 1, 2006, you are entitled to vote at the meeting.

     As of the record date, 474,979,639 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

     Holders of our common stock are entitled to one vote per share. Therefore, a total of 474,979,639 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

     In accordance with our bylaws, shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast must be present in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  you are present and vote in person at the meeting; or

  you have properly submitted a proxy card by mail, telephone or Internet.

     Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. The New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the customer’s shares because the matter is not considered routine under the NYSE rules.

How do I vote my shares?

     If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

  over the telephone by calling a toll-free number;
  electronically, using the Internet; or
  by completing, signing and mailing the enclosed proxy card.

     The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

     If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and Internet voting is also encouraged for shareholders who hold their shares in street name.

What is the difference between a shareholder of record and a “street name” holder?

     If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

     If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

How do I vote if my shares are held in the Sovereign Retirement Plan?

     If you hold any shares in the Sovereign Retirement Plan, both 401(k) and ESOP shares, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 5:00 p.m. on September 15, 2006 in order to count. In accordance with the terms of the plan, the trustee will vote shares allocated to participant accounts in accordance with the instructions submitted by plan participants at least five days prior to the annual meeting. The trustee will vote all unallocated shares, and the allocated shares of participants who fail to timely give voting instructions, in the same proportion as the allocated shares for which timely instructions were received from participants.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or Internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

     If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

     If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

     If you are a participant in the Sovereign Retirement Plan, you may submit a proxy vote as described above, but you may not vote your Sovereign Retirement Plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

     Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. Accordingly, the four nominees who receive the highest number of votes cast at the meeting will be elected as Class I directors.

     The affirmative vote of a majority of all votes cast at the meeting is required for the approval of each other proposal.

How are votes counted?

     You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

     If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares will not be counted as votes cast at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting.

     If you abstain from voting on a proposal, your abstention will not count as a vote against that proposal, and therefore, have no effect on the outcome of that proposal. If you withhold authority to vote with respect to any nominee, this will have no effect on the election of the nominee, unless there are more than four nominees, in which case, withholding authority to vote with respect to a nominee would have the same effect as a vote against the nominee.

     If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, the nominee generally has authority to vote your shares on “routine” matters as described above. The proposals to elect directors and to ratify the appointment of auditors are deemed “routine” which means that the nominee can vote your shares on those proposals if you do not timely provide instructions for voting your shares. However, the remaining proposals are deemed “non-routine” which means that the nominee cannot vote your shares on those proposals if you do not timely provide instructions for voting your shares. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be counted as votes cast on the proposal in question, and therefore, have no effect on the outcome of the proposal.

Who will count the vote?

    A representative of IVS Associates, Inc. (“IVS”) will tabulate votes and act as the independent inspector of election. IVS is a professional services organization specializing in independent tabulation and certification of voting results for shareholder meetings.

How does the Board recommend that I vote?

     You will vote on the following proposals submitted on behalf of the Board of Directors:

  Election of four directors: Brian Hard; Marian L. Heard; Cameron C. Troilo, Sr.; and Ralph V. Whitworth;
  A proposal to approve the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan; and
  Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006.

     The Board of Directors recommends that you vote “FOR” each of the nominees to the Board of Directors, “FOR” the proposal to approve the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan and “FOR” the ratification of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006.

     You will also vote on a shareholder proposal urging our Board of Directors to take the necessary steps to declassify the Board of Directors.

     The Board of Directors recommends that you vote “AGAINST” the shareholder proposal.

What if I do not specify how I want my shares voted?

     If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares:

  “FOR” all of the nominees for director;
  “FOR” the proposal to approve the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan;
  “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006; and
  “AGAINST” the shareholder proposal urging our Board of Directors to take the necessary steps to declassify the Board of Directors.

Can I change my vote after submitting my proxy?

     Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, Internet or mail, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Sovereign’s Investor Relations at (800) 628-2673.

     If you are a participant in the Sovereign Retirement Plan, you may revoke your proxy and change your vote as described above, but only until 5:00 p.m. on September 15, 2006. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

Will my vote be kept confidential?

     Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, Internet or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

How can I attend the meeting?

     Attendance at the meeting will be limited to shareholders as of the record date, their authorized representatives and guests of Sovereign. Admission will be by ticket only. If you are a shareholder planning to attend the meeting, please retain the admission ticket mailed with the proxy statement and present it at the meeting. Tickets may be issued to others at the discretion of Sovereign. If you plan to attend the meeting, please provide the information requested on the attendance card mailed with the proxy statement and return it as soon as possible.

Who pays for the cost of proxy preparation and solicitation?

     We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained Innisfree M&A Incorporated and Mackenzie Partners, Inc. to assist in the solicitation of proxies relating to this proxy statement for the annual meeting for an aggregate retainer fee of $150,000, plus associated costs and expenses.

     We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

     Yes. In fact, we encourage you to request electronic delivery of these documents if you are comfortable with the electronic format, because it saves us the expense of printing and mailing the materials to you. If you are a shareholder, you may request and consent to electronic delivery of future proxy statements and annual reports by accessing the “Shareholder Services” page under the “Investor Relations” site on our website at www.sovereignbank.com, clicking on the prompt for “Electronic Delivery Enrollment” and following the enrollment instructions.

If shareholders approve the proposal to declassify the Board of Directors, will the classified Board automatically be eliminated?

     No. Approval of the shareholder proposal to declassify the Board is not binding on the Board of Directors and would not automatically eliminate the classified Board. A vote in favor of the proposal constitutes a recommendation that the Board initiate this proposal. Under the laws of the Commonwealth of Pennsylvania, the change contemplated by the proposal would require an amendment to the Company’s articles of incorporation which must first be approved by the Board and then submitted to a vote of the shareholders at a subsequent meeting. Unless approved by eighty percent (80%) of the Board, any such amendment would require affirmative vote of at least eighty percent (80%) of the shares which all shareholders are entitled to vote.

How is Relational Investors, LLC (“Relational”) going to vote its shares of Sovereign common stock at the meeting?

     Relational and its affiliates own and are entitled to vote 31,475,098 shares, or 6.6%, of Sovereign’s common stock. Under the terms of the Settlement Agreement between Sovereign and Relational, dated as of March 22, 2006, Relational and its affiliates are required to vote all of the shares of Sovereign common stock they own and are entitled to vote for the election of the Board’s four nominees for director and against the shareholder proposal to declassify the Board. Under the terms of the Settlement Agreement, Relational may vote in its sole discretion on such other matters to be acted upon at the meeting.

Does the shareholder proposal to declassify Sovereign’s Board submitted by CalPERS indicate that it is dissatisfied with the Settlement Agreement with Relational?

     No. Sovereign and CalPERS have engaged in an open dialogue regarding CalPERS’ proposal to declassify Sovereign’s Board. CalPERS has indicated to Sovereign that CalPERS does not want its proposal to be viewed as an indication that it is dissatisfied with the Settlement Agreement between Sovereign and Relational.

How is Santander going to vote its shares of Sovereign common stock at the meeting?

     As of the record date, Santander owned 112,065,149 shares, or 23.6%, of Sovereign’s common stock. Under the terms of an Investment Agreement between Sovereign and Santander, as amended, Santander may vote 94,034,149 shares, or 19.8%, of its Sovereign common stock in its sole discretion on all matters to be acted upon at the meeting. Under the terms of a related Voting Trust Agreement, the remaining 18,031,000 shares of Sovereign common stock owned by Santander are required to be voted on all other matters at the annual meeting in the same proportion as the shares voted by shareholders other than Santander and its affiliates.

Why is the annual meeting of shareholders being held in September rather than April as in the past?

     Sovereign issued a press release in January 2006 informing its shareholders that the annual meeting would be held sometime after August 31, 2006.  In taking this action, Sovereign’s Board considered, among other things, the fact that during the second and third quarters of 2006 Sovereign’s management would be devoting substantial time and effort to the completion and integration of its acquisition of Independence Community Bank.  The Board believed it was essential for management to focus its full attention on the acquisition and integration rather than devoting very substantial amounts of time responding to a then pending proxy contest initiated by Relational.  Under the terms of the Settlement Agreement between Sovereign and Relational, Relational ended its proxy contest, Sovereign elected Mr. Ralph. V. Whitworth, a principal of Relational, to Sovereign’s Board and the parties agreed that Sovereign would hold the annual meeting of shareholders no later than September 30, 2006.  See Exhibit 10.1 to Sovereign’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2006, for the complete text of the Settlement Agreement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, including information regarding beneficial ownership of shares of common stock of Sovereign outstanding as of August 1, 2006, the record date, for (i) the directors of Sovereign, (ii) each named executive officer of Sovereign identified in the Summary Compensation Table, (iii) all Sovereign directors and executive officers as a group, (iv) Sovereign Bank directors and team members as a group and (v) each person or group owning more than five percent of the outstanding shares of Sovereign common stock. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than one percent of the outstanding shares. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign’s stock option plans as of August 1, 2006. Time in service for certain directors includes time served as a director of Sovereign, Sovereign Bank and their predecessor institutions, including financial institutions acquired by Sovereign and Sovereign Bank.

			Amount and
			Nature of		Percentage
			Beneficial		of
		Director	Ownership		Common
	Age	Since	(#)(1)		Stock
DIRECTORS
Emilio Botin	72	2006	0	(2)
P. Michael Ehlerman	67	2001	38,785		—
Brian Hard	59	1996	124,641	(3)	—
Marian L. Heard	65	2004	6,671		—
Andrew C. Hove, Jr.	71	2001	39,009		—
Maria Fiorini Ramirez	58	2006	1,050
Juan Rodriguez-Inciarte	54	2006	0	(4)
Daniel K. Rothermel	68	1976	288,417	(5)	—
Jay S. Sidhu	55	1987	4,509,759	(6)	1.0%
Cameron C. Troilo, Sr.	68	1974	853,684	(7)	—
Ralph V. Whitworth	50	2006	31,475,098	(8)	6.6%
EXECUTIVE OFFICERS
Joseph P. Campanelli (9)	50	N/A	561,242	(10)	—
James J. Lynch (11)	56	N/A	190,035	(12)	—
Mark R. McCollom (13)	42	N/A	223,249	(14)	—
Lawrence M. Thompson, Jr. (15)	54	N/A	977,434	(16)	—
All Sovereign directors and executive officers as a group
(15 persons)	N/A	N/A	39,289,074	(17)	8.2%
All Sovereign Bank directors (excluding Sovereign directors and the executive officers listed above) and team members of Sovereign
Bank as a group	N/A	N/A	28,124,880	(18)	5.7%
Total aggregate stock ownership of the above persons	N/A	N/A	67,413,954	(19)	13.7%
OTHER PRINCIPAL HOLDERS
Banco Santander Central Hispano, S.A.	N/A	N/A	94,034,149	(20)	19.8%
c/o Banco Santander Central Hispano, S.A.,
NewYork Branch
45 East 53rd Street
New York, NY 10022
Relational Investors, LLC	N/A	N/A	31,475,098	(21)	6.6%
12400 High Bluff Drive
Suite 600
San Diego, CA 92130
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(1)	The table reflects data supplied by each director and executive officer as of August 1, 2006. The table also reflects shares of Sovereign common stock held by the trustee of the Sovereign Retirement Plan which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2)	Excludes shares owned by Banco Santander. Mr. Botin is Chairman of Santander. See Note 20 to this table for more information regarding Santander’s ownership of Sovereign’s common stock.

(3)	The number and percentage of shares beneficially owned by Mr. Hard include 75,600 shares subject to vested options.

(4)	Excludes shares owned by Santander. Mr. Rodriguez-Inciarte is Director General of Santander. See Note 20 to this table for more information regarding Santander’s ownership of Sovereign’s common stock.

(5)	Mr. Rothermel holds shared voting and investment power over 12,280 shares. The number and percentage of shares includes 3,734 shares held by Mr. Rothermel’s spouse with respect to which Mr. Rothermel disclaims beneficial ownership. The number and percentage of shares beneficially owned by Mr. Rothermel also include 126,000 shares subject to vested options.

(6)	Mr. Sidhu holds shared voting or investment power over 748,315 shares. The number and percentage of shares beneficially owned by Mr. Sidhu include 1,234,484 shares subject to vested options and 60,445 shares held by the Sovereign Retirement Plan that are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 129,039 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Sidhu also include 499,840 shares under the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”), which is more fully described beginning on page 47.

(7)	Mr. Troilo holds shared voting or investment power over 520,855 shares. The number and percentage of shares beneficially owned by Mr. Troilo include 126,000 shares subject to vested options.

(8)	Mr. Whitworth is a Principal of Relational. Based on the information filed with the Securities and Exchange Commission (the “Commission”), as adjusted to reflect the 5% stock dividend paid by Sovereign on July 6, 2005, Relational is the sole general partner of Relational Investors, L.P., which holds 5,152,989 shares, Relational Partners, L.P., which holds 121,125 shares, Relational Fund Partners, L.P., which holds 121,070 shares, Relational Coast Partners, L.P., which holds 281,095 shares, RH Fund 1, L.P., which holds 3,478,800 shares, RH Fund 2, L.P., which holds 2,572,018 shares, RH Fund 4, L.P., which holds 862,601 shares, RH Fund 6, L.P., which holds 660,020 shares, RH Fund 7, L.P., which holds 308,188 shares, RI VIII, L.P., which holds 4,956,898 shares, RI IX, L.P., which holds 2,021,517 shares, RI XI, L.P., which holds 1,595,062 shares, RI XII, L.P., which holds 253,979, RI XIV, L.P., which holds 911,346 shares, and RI XV, L.P., which holds 615,385 shares. Relational is also the sole managing member of the general partners of RI III, L.P., which holds 279,435 shares, and RI X, L.P., which holds 2,951,208 shares. An additional 4,332,362 shares are held by and in accounts managed by Relational. Mr. Whitworth disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Under the terms of the Settlement Agreement between Sovereign and Relational, dated as of March 22, 2006 (the “Settlement Agreement”), Relational and its affiliates are required to vote all of the shares of Sovereign common stock they own and are entitled to vote for the election of the Board’s four nominees for director and against the shareholder proposal to declassify the Board. See Exhibit 10.1 to Sovereign’s Current Report on Form 8-K, filed with the Commission on March 24, 2006, for the complete text of the Settlement Agreement.

(9)	Mr. Campanelli was named President and Chief Executive Officer of the Sovereign Bank New England Division effective January 1, 2005. Mr. Campanelli has served as President and Chief Operating Officer of the Sovereign Bank New England Division since January 2000 and a Vice Chairman of Sovereign since September 2002.

(10)	The number and percentage of shares beneficially owned by Mr. Campanelli include 371,179 shares subject to vested options and 17,499 shares held by the Sovereign Retirement Plan which are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 36,670 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Campanelli also include 55,845 shares of Sovereign common stock under the Bonus Deferral Program.

(11)	Mr. Lynch has served as Chairman and Chief Executive Officer of the Sovereign Bank Mid-Atlantic Division since September 2002, and a Vice Chairman of Sovereign since February 2006. Before joining Sovereign Bank in September 2002, he served as Chairman and CEO Fleet Bank, PA from March 2001 to September 2002, Chairman and CEO of Summit Bank, PA from August 1999 to March 2001, Senior Executive Vice President of Summit Bancorp from August 1999 to March 2001, and Chairman, President and CEO of Prime Bancorp and Prime Bank from January 1996 to August 1999.

(12)	The number and percentage of shares beneficially owned by Mr. Lynch include 63,000 shares subject to vested options and 45,788 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Lynch also include 5,081 shares held by the Sovereign Retirement Plan that are allocated to Mr. Lynch’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Lynch also includes 47,357 shares under the Bonus Deferral Program.

(13)	Mr. McCollom is Sovereign’s Chief Financial Officer and Executive Vice President. Mr. McCollom succeeded James D. Hogan, who elected to retire effective May 13, 2005. Prior to that, Mr. McCollom served as Chief Accounting Officer of Sovereign and Sovereign Bank.

(14)	The number and percentage of shares beneficially owned by Mr. McCollom include 161,020 shares subject to vested options and 17,869 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. McCollom also include 18,878 shares held by the Sovereign Retirement Plan which are allocated to Mr. McCollom’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. McCollom include 9,998 shares of Sovereign common stock under the Bonus Deferral Program.

(15)	Mr. Thompson became a Vice Chairman and Chief Administrative Officer of Sovereign in September 2002. Mr. Thompson has served as Chief Administrative Officer of Sovereign Bank since April 2006, and as Chief Operating Officer of Sovereign Bank from 1997 until June 2006. He has been employed by Sovereign in various capacities since 1987.

(16)	Mr. Thompson holds shared voting or investment power over 152,839 shares. The number and percentage of shares beneficially owned by Mr. Thompson include 564,890 shares subject to vested options and 30,821 shares held by the Sovereign Retirement Plan which are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 51,753 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Thompson include 37,798 shares of Sovereign common stock under the Bonus Deferral Program.

(17)	In the aggregate, these persons hold shared voting or investment power over 1,434,289 shares. The number and percentage of shares beneficially owned by them include 2,722,173 shares subject to vested options and 132,724 shares held by the Sovereign Retirement Plan allocated to the executive officers’ accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 281,119 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by them also include 650,838 shares under the Bonus Deferral Program.

(18)	Shares include 7,732,057 shares allocated under the Sovereign Retirement Plan and acquired plans plus 3,105,149 unallocated shares held in the ESOP component of the Sovereign Retirement Plan (which are voted in proportion to the allocated shares), 239,490 shares under the Bonus Deferral Program, and approximately 11,962,283 shares subject to the exercise of both vested and nonvested options granted under one or more of Sovereign’s stock incentive plans and 2,384,479 shares of restricted stock awarded under such plans, representing approximately 5.7% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(19)	Shares include 7,864,781 shares allocated under the Sovereign Retirement Plan and acquired plans plus 3,105,149 unallocated shares held in the ESOP component of the Sovereign Retirement Plan (which are voted in proportion to the responses received from participants with respect to the allocated shares), 890,328 shares under the Bonus Deferral Program, and approximately 15,416,765 shares subject to the exercise of both vested and non-vested options granted under one or more of Sovereign’s stock incentive plans and 2,665,598 shares of restricted stock awarded under such plans, representing approximately 13.7% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(20)

Based on information filed with the Commission, Santander owns 112,065,149 shares, or 23.6%, of Sovereign’s common stock of which it is entitled to vote 94,034,149 shares, or 19.8%. Pursuant to the Investment Agreement, Santander purchased 94,034,149 shares, after giving effect to the 5% stock dividend paid by Sovereign on July 6, 2006, from Sovereign on May 31, 2006, constituting 19.8% of the outstanding shares on such date after giving effect to such purchase. Based on information Santander filed with the Commission, Santander has acquired an additional 18,031,000 shares of Sovereign common stock in the open market and through stock dividends after May 31, 2006, and, subject to the terms and conditions set forth in the Investment Agreement, Santander intends to purchase additional shares of Sovereign common stock until it owns 24.99% of Sovereign’s outstanding shares. Santander intends to purchase such Shares in the open market in compliance with Section 10(b) of the Securities Exchange Act of 1934, as amended, and in reliance on Rule 10b5-1 promulgated thereunder. Any shares of Sovereign common stock Santander may acquire in excess of 19.99% of Sovereign’s outstanding shares will be deposited with a trustee pursuant to a Voting Trust Agreement, dated as of May 31, 2006, by and among Santander, Sovereign and the Bank of New York, as trustee (the “Voting Trust Agreement”). See Exhibit 5 to Santander’s Schedule 13D, filed with the Commission on June 9, 2006, for the complete text of the Voting Trust Agreement.

(21)	See Note 8 to this table for information regarding Relational’s ownership of Sovereign common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sovereign’s officers and directors, and any persons owning ten percent or more of Sovereign’s common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Commission. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the Commission. The rules of the Commission regarding the filing of such statements require that “late filings” of such statements be disclosed in Sovereign’s proxy statement. Based solely on Sovereign’s review of any copies of such statements received by it, and on written representations from Sovereign’s existing directors and executive officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2005.

INFORMATION CONCERNING SOVEREIGN’S
GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

General

     Consistent with its perception of good principles of corporate governance, Sovereign historically has required that its Board consist entirely of non-management directors, except the CEO, and has delegated important policy making and oversight functions to committees which also consist almost entirely of non-management directors. Sovereign’s board is purposefully diverse. Sovereign’s Board of Directors believes, and recent literature and studies support, that diversity in the board room has a positive impact on overall organization performance and leads to better oversight of management. Of the ten non-management directors currently serving on Sovereign’s Board, five have served for less than two years, two have served between two and five years, two have served between five and ten years, and one director, the lead director bringing valuable continuity and a historical perspective to the Board, has served more than ten years. Sovereign’s Board also has occupational diversity.

     At Sovereign, corporate governance and business ethics are not buzzwords or the result of the public outcry in response to recent accounting, corporate governance and insider trading scandals and resulting rules and regulations, but part of our culture and the historic foundation of our success.

     Sovereign’s historical emphasis on corporate governance is demonstrated by the following:

  Since 1989, Sovereign’s Board has consisted entirely of non-management directors, except the CEO.
  Since 1989, Sovereign’s Board has maintained an Audit Committee consisting entirely of non-management directors.
  Since 1992, Sovereign’s Board has maintained a Compensation Committee consisting entirely of non-management directors.

  Since 2001, Sovereign’s Board has maintained a Nominating Committee consisting entirely of non-management directors.

  Since 2002, Sovereign has maintained an Ethics and Corporate Governance Committee consisting entirely of non-management directors,
  Since 1988, Sovereign has maintained a written Code of Conduct and Ethics, which covers conflicts of interest, breaches of confidentiality, fair dealing, compliance with law, and personal investing and trading in Sovereign’s common stock.
  Since 1986, Sovereign’s Board has caused each of its stock option plans to be approved by Sovereign shareholders.
  Since 1998, Sovereign has taken steps to align the interests of its directors and senior executive officers with investors by requiring its directors and senior executive management to own a specified dollar value of Sovereign stock.
  Since 1988, Sovereign’s Board, with the assistance of outside professionals, has studied, at least once each calendar year, Sovereign’s strategic alternatives, including sale.
  In the third quarter of 2002, Sovereign announced its intent to expense stock options under the expense recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” which was retroactively effective beginning in the first quarter of 2002. Sovereign was among the first financial institutions to expense stock options.

     Prior to their respective effective dates, Sovereign took actions to comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE.

     In January 2005, Sovereign’s Board of Directors completed its annual review of corporate governance best practices and, as a result of this review and suggestions from shareholders, amended Sovereign’s shareholder rights plan. These amendments to the shareholder rights plan:

  eliminated the provisions of the plan which permitted redemption of the stock purchase rights issued under the plan only by “continuing directors” (the so-called “dead hand” provision); and

  eliminated the provisions of the plan which permitted Sovereign’s Board to trigger the dilutive effects of the plan by declaring a 4.9% or greater beneficial owner of Sovereign’s common stock to be an “adverse person.”

     In June 2006, in furtherance of its commitment to corporate governance and as required by the terms of the Settlement Agreement with Relational, the Board, through its Ethics and Corporate Governance Committee, engaged an independent consultant to review Sovereign’s corporate governance and disclosure practices against the largest 20 banks in terms of assets. For more information, see “Additional Information Regarding Directors and Officers — Review of Corporate Governance Practices” on page 56.

_____________________

Attendance of Meetings

     Sovereign’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, meetings of the committees on which they serve and Sovereign’s annual meeting of shareholders.

     The Board met a total of nineteen times in 2005. Each director who served in 2005 attended Sovereign’s 2005 annual meeting of shareholders and at least 75% of the total number of meetings of the Board and its committees on which the director served during 2005 based on the number of such meetings held during the period for which each person served as a director or on a committee. Sovereign’s non-employee members of the Board met seven times in 2005 without Mr. Sidhu present with Mr. Rothermel acting as presiding or Lead Director at the meetings, and plan to meet at least quarterly in 2006.

Stock Ownership Requirement

     In accordance with Sovereign’s policy of aligning the interests of its directors and executive officers with shareholders, Sovereign adopted, in January 1998, and amended in August 2005, a policy under which the Chief Executive Officer of Sovereign and Sovereign’s executive management are required to beneficially own shares of Sovereign common stock having a value of at least six times base salary and three times base salary, respectively. Members of Sovereign’s executive management who are named in this proxy statement met the ownership requirement before the applicable deadline. Similarly, under the policy, all of Sovereign’s non-employee directors are required to beneficially own shares of Sovereign common stock having a value of at least $200,000. At December 31, 2005, all of Sovereign’s non-employee directors were in compliance with the ownership requirements contained in the policy. In accordance with the terms of the policy, Mrs. Heard, who joined Sovereign’s Board in 2005, has until December 31, 2008 to meet the ownership requirements, and, as of August 1, 2006, the  record date, owned 6,671 shares of Sovereign common stock having a value of $136,758. Mrs. Ramirez and Messrs. Botin, Rodriguez-Inciarte and Whitworth were not Sovereign directors in 2005. Because Directors Botin and Rodriguez-Inciarte were elected to the Board of Directors as representatives of Santander under the Investment Agreement between Sovereign and Santander, the owner of over 20% of Sovereign’s common stock, Directors Botin and Rodriguez-Inciarte will not be required to meet the stock ownership requirements in their individual capacities. Because Director Whitworth was elected to the Board of Directors as a representative of Relational under the

Settlement Agreement between Sovereign and Relational, the owner of over 6% of Sovereign’s common stock, Director Whitworth will not be required to meet the stock ownership requirement in his individual capacity. Director Ramirez has until December 31, 2009 to meet the ownership requirements.

Sovereign’s Corporate Governance Guidelines

     Sovereign’s Board has formalized a number of policies that were in effect for many years, enhanced these policies and adopted new policies to comply and remain current with the NYSE’s listing standards and the Sarbanes-Oxley Act of 2002 (together, the “Guidelines”). The Guidelines were initially formalized in 2002 in an effort to proactively comply with the NYSE’s proposed listing standards and the Sarbanes-Oxley Act of 2002, and were subsequently amended to comply with the NYSE’s current listing standards, as approved by the Commission. The Guidelines provide:

  the Board will consist of at least a majority of independent directors who, in the business judgment of the Board, meet the criteria for independence required by the NYSE and all other applicable legal requirements;

  directors are not entitled to tenure rights;

  directors who materially change non-Sovereign responsibilities they held when they were elected to the Board should volunteer to resign from the Board, and the Board through the Ethics and Corporate Governance Committee should review the continued appropriateness of Board membership under the circumstances;

  no director may serve on any other public company boards unless such service is approved by the Board;

  directors are expected to attend annual meetings of shareholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities;

  Board members are expected to review in advance of any meeting the information and data distributed in writing to members before the meeting (and the Board recently resolved to cause more detailed information to be provided, to the extent practicable, to the directors prior to meetings);

  Sovereign’s non-employee directors meet in executive sessions, and the non-employee director, or Lead Director, who presides at these meetings is chosen by a majority of the non-employee directors;

  the Board meets at least once each calendar year, in addition to regular board meetings, with Sovereign’s executive management team to review Sovereign’s business plans, discuss corporate strategy and evaluate Sovereign’s strengths, weaknesses, opportunities and threats, as well as to review Sovereign’s progress against Sovereign’s vision, mission, values and critical success factors;

  the Board studies Sovereign’s strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals at least once each calendar year;

  committee members are recommended by the Nominating Committee and appointed by the Board;

  directors have full and free access to inside and outside counsel, officers and employees of Sovereign;

  the Board, and, pursuant to their charters, the Audit Committee, the Ethics and Corporate Governance Committee, the Nominating Committee and the Compensation Committee each has the power to hire independent legal, accounting, financial or other advisors, as applicable, at Sovereign’s expense, without the approval of management;

  all directors participate in continuing education programs sponsored by Sovereign throughout the year, including programs addressing legal, financial, regulatory and industry specific topics;

  the Board, the Audit Committee, the Compensation Committee, the Nominating Committee and the Ethics and Corporate Governance Committee are required to conduct an annual self-evaluation;

  the Nominating Committee is required to make an annual report to the Board on succession planning; and

  the Nominating Committee is required to receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.

     The Corporate Governance Guidelines are not intended to be a static statement of Sovereign’s policies, principles and guidelines, but are subject to continual assessment and refinement as the Board of Directors may determine advisable or necessary in view of the best interests of Sovereign and its shareholders. A copy of the Corporate Governance Guidelines is available on Sovereign’s website at www.sovereignbank.com under the tab “Investor Relations.”

ELECTION OF DIRECTORS

Background

     Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. The Board currently consists of 11 directors, seven of which have been elected by Sovereign’s shareholders.

     On March 2, 2006, the judge in the District Court action in the Southern District of New York issued a ruling that Sovereign’s directors may be removed without cause.  Sovereign disagrees with the District Court’s ruling under Pennsylvania law and Sovereign’s articles of incorporation, and has filed an appeal of the ruling with the United States Court of Appeals for the Second Circuit.

     Based on the recommendation of the Nominating Committee, the Board of Directors has nominated (with each director abstaining as to his or her own nomination) Brian Hard, Marian L. Heard, Cameron C. Troilo and Ralph V. Whitworth for re-election as Class I directors of Sovereign. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign’s management, however, has no present reason to believe that any Class I nominee will be unable to serve as a director, if elected.

     The four nominees who receive the highest number of votes cast at the Meeting will be elected Class I directors. Shares represented by properly delivered proxies will be voted for the Class I nominees unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Under the Investment Agreement between Sovereign and Banco Santander Central Hispano, S.A., (“Santander”), dated October 24, 2005, as amended on November 22, 2005 and May 31, 2006 (as amended, the “Investment Agreement”), Santander designated, and Sovereign appointed, Emilio Botin, Chairman of Grupo Santander, as a Class III director, and Juan Rodriguez-Inciarte, Director General of Santander, as a Class II director, effective as of May 31, 2006, the effective date of Santander’s investment, whose terms will expire at the 2008 and 2007 Annual Meetings of Shareholders, respectively. Under the terms of the Investment Agreement, Sovereign, effective as of May 31, 2006, the closing of the investment, was required to appoint two representatives of Santander to its Board (See Exhibit 10.1 to Sovereign’s Current Report on Form 8-K filed with the Commission on October 27, 2005, Exhibit 10.2 to Sovereign’s Current Report on Form 8-K filed with the Commission on November 22, 2005 and Exhibit 10.3 to Sovereign’s  Current Report on Form 8-K filed with the Commission on June 6, 2006 for the complete text of the Investment Agreement). Under the terms of the Investment Agreement, Santander has the contractual right, if it chooses to exercise it, to designate one additional director to serve on the Board in the event the size of Sovereign’s Board increases from 11 to 12 members.

     Under the Agreement and Plan of Merger between Sovereign and Independence Community Bank Corp. (“Independence”), dated October 24, 2005 (the “Merger Agreement”), Independence designated, and Sovereign appointed, Mrs. Maria Fiorini Ramirez as a Class III director, effective as of June 1, 2006, whose term will expire at the 2008 Annual Meeting of Shareholders. Under the Merger Agreement, Sovereign, effective as of June 1, 2006, the closing of the merger with Independence, was required to cause a person designated by the Board of Directors of Independence, who was not an employee of Independence or its subsidiaries and who was reasonably satisfactory to Sovereign, to be appointed to the Board (See Exhibit 2.1 to Sovereign’s Current Report on Form 8-K filed with the Commission on October 27, 2005 for the complete text of the Merger Agreement).

     Under the terms of the Settlement Agreement between Sovereign and Relational Investors, LLC (“Relational”) dated as of March 22, 2006 (the “Settlement Agreement”), Mr. Ralph V. Whitworth was appointed to the Board as a Class I director, effective on March 22, 2006 (see Exhibit 10.1 to Sovereign’s Current Report on Form 8-K filed with the Commission on March 24, 2006 for the complete text of the Settlement Agreement). The settlement ended a five-month dispute between Sovereign and Relational over, among other things, Sovereign’s pending transactions with Santander and Independence (See Exhibit 99.1 to Schedule 14A filed with the Commission by Relational on March 23, 2006). As required by the Settlement Agreement, Mr. Whitworth serves on Sovereign’s Executive, Audit and Compensation Committees.

     Under the terms of the Settlement Agreement, Sovereign’s Board agreed to appoint a second director, in addition to Mr. Whitworth, from lists of candidates provided by Relational, consisting of high-caliber persons of national reputation with no prior involvement with either Relational or Sovereign. The Settlement Agreement provides that, if Sovereign’s Board fails to elect a candidate submitted by Relational who meets the qualifications set forth in the Settlement Agreement within 20 business days of receiving a second list of qualified candidates from Relational, Sovereign is required to appoint Mr. David H. Batchelder, a second principal of Relational to sit, as a director, until Sovereign appoints a qualified candidate to the Board from additional lists submitted by Relational.  See Exhibit 10.1 to Sovereign’s Current Report on Form 8-K, filed with the Commission on March 24, 2006, for the complete text of the Settlement Agreement. Sovereign is presently engaged in discussions with three potential director candidates for this position.  Sovereign and Relational have each informally resolved not to exercise any rights under the Settlement Agreement, for a yet to be determined period of time, pending conclusion of the current discussions with these three potential candidates.

     The current members and Class composition of the Board are set forth in the following table:

Class I	Class II	Class III
(to serve until 2006)	(to serve until 2007)	(to serve until 2008)
Brian Hard	P. Michael Ehlerman	Emilio Botin
Marian L. Heard	Andrew C. Hove, Jr.	Jay S. Sidhu
Cameron C. Troilo, Sr.	Juan Rodriguez-Inciarte	Maria Fiorini Ramirez
Ralph V. Whitworth	Daniel K. Rothermel

     In April 2006, Mrs. Heard was moved from Class III to Class I and Mr. Ehlerman was moved from Class III to Class II to satisfy the legal requirement that the number of directors in each class be as nearly equal as possible in light of Sovereign’s contractual obligations to appoint new directors to Classes II and III under the terms of the Settlement Agreement, the Merger Agreement and the Investment Agreement.

Independence of Directors and Certain Relationships

     Sovereign’s Board believes that substantially all of the members of the Board should be independent under the NYSE rules, as determined by the Board in its business judgment. All of Sovereign’s present directors are non-employee directors, except Mr. Sidhu. As described below, the Board has determined that all of the Board’s non-employee directors are independent directors within the meaning of the NYSE rules and applicable SEC rules and regulations.

     The NYSE rules provide that a Sovereign director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with Sovereign or Sovereign Bank (either directly or as a partner, stockholder or officer of an organization that has a relationship with Sovereign or Sovereign Bank). In addition to a number of “bright line” tests which must be met in order for a director to be determined to be independent under the NYSE rules,  the rules and the related commentary also require the Board to consider all of the relevant facts and circumstances in connection with determining whether a particular relationship, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, might be material and thus might negate a finding of independence.  Sovereign’s counsel has advised the Board that, while the Board is required to consider all of the facts and circumstances that might be relevant to a director's relationship to the company, the NYSE rules, based on counsel’s review of the rules, their history and the NYSE’s own commentary, and supporting authority from external sources on corporate governance, indicate that the concern the NYSE is endeavoring to address in its rules on independence assessment is the concern that a director be independent from management.  Counsel further advised the Board, based on commentary by various outside governance experts, that whether a director is independent from management will turn almost invariably on whether a director is beholden to management so as to ensure that the director is independent and will challenge management decisions and evaluate corporate performance from a completely free and objective perspective.  Thus, in assessing “independence from management,” the Board, based on the advice of counsel, has historically focused on the ability of a director to pass the “bright line” tests, and then, on whether any identified relationships make such director beholden to, and therefore not independent from, management.

     The NYSE rules also permit the Board to adopt categorical standards to assist the Board in making determinations of independence and related disclosure.  The NYSE requires disclosure of any categorical standards adopted and a general statement that the independent directors meet the categorical standards without detailing the particular aspects of any immaterial relationships covered by such categorical standards. Accordingly, the Board has adopted the categorical standards summarized below to assist the Board in determining whether a director has a material relationship with Sovereign or Sovereign Bank:

  loan relationships with directors which are in compliance with Federal Regulation O do not constitute material relationships;

  directors’ accounts that are maintained in accordance with established Bank policies and are on the same terms as those available to similar customers do not constitute material relationships;

  direct compensation paid to a director (excluding director and committee fees and pension or other forms of deferred compensation for prior service) or member of his or her immediate family in any twelve month period over the last three years from Sovereign or Sovereign Bank amounting to less than $50,000 does not constitute a material relationship;

  payments for property or services to or from Sovereign Bank and an entity that is affiliated with a director that do not exceed the greater of $1 million or two percent of such entity’s revenue do not constitute material relationships;

  indebtedness of an entity affiliated with a director to Sovereign Bank that is below certain asset-based thresholds with interest and fees not exceeding $1 million or two percent of such entity’s revenue does not constitute a material relationship; and

  donations to and the indebtedness of a charitable, educational or governmental entity that is affiliated with a Sovereign director or a member of his or her immediate family does not constitute a material relationship if:
  the total amount of indebtedness does not exceed two percent of the entity’s total consolidated assets and the aggregate interest and fees paid by the entity does not exceed the greater of $1 million or two percent of the entity’s consolidated gross revenues; or

  the discretionary donations do not exceed the greater of $1 million or two percent of the entity’s consolidated gross revenues.

     These categorical standards are for guidance purposes and the Board endeavors to consider all relevant facts and circumstances in making a determination of independence. The Board believes that Sovereign’s categorical standards are substantially similar to or more stringent than NYSE requirements and the categorical standards of Sovereign’s peers. Nonetheless, in connection with its review of director independence in April 2006, the Board resolved to study and perhaps revise certain of Sovereign’s categorical standards to make them even more stringent than they presently are. The full text of the categorical standards is attached hereto as Appendix “A”.

     The Board annually conducts a comprehensive and extensive evaluation of the direct and indirect relationships, if any, which each non-management director and his or her affiliates and certain others have with Sovereign and its affiliates to determine if the director is independent under the NYSE rules.  The process involves the gathering, compilation and the summarizing of information regarding the director’s direct and indirect relationships with Sovereign or its affiliates from Sovereign’s systems and books and records, the solicitation from, and verification of, information from directors and the presentation of summarized information to the Board, together with a briefing by Sovereign’s outside counsel on the rules of the NYSE and SEC relating to independence and related matters.  Based on the historic request of past Boards, outside counsel advises the Board on whether it would be reasonable, under all the facts and circumstances, for the Board to determine whether each director is independent under the NYSE rules, if it chooses to do so.  Sovereign’s Board has customarily permitted all directors to participate in the evaluation of the independence of all directors, except when the Board concludes that a director may have a relationship that is problematic and the Board therefore decides that it would be more comfortable discussing the independence of that director without the director’s presence or when counsel advises that, as a matter of law, a director has a relationship that is problematic and that clearly requires an abstention or recusal under applicable state law.  In June 2006, the Ethics and Corporate Governance Committee of the Board asked the independent governance consultant selected under Sovereign’s Settlement Agreement with Relational to review certain of Sovereign’s corporate governance practices and policies and compare them against the practices and policies of the nation’s 20 largest financial institutions, including the Board’s independence assessment and the Board’s categorical standards in its review and comparison.

      In 2006, the Board, with the assistance of outside counsel, conducted its annual evaluation of director independence under NYSE rules and applicable SEC rules and regulations. In connection with these reviews, the Board evaluated banking, commercial, charitable, consulting, social, familial or other relationships between each director or immediate family member and their related interests on one hand and Sovereign and Sovereign Bank on the other, including those relationships described under “Additional Information Regarding Directors and Officers — Loans to Directors and Executive Officers.” The evaluation was conducted in April 2006 for Directors Ehlerman, Hard, Heard, Rothermel, Troilo and Whitworth and in June 2006 with respect to Director Ramirez.  The evaluation of Directors Botin and Rodriguez-Inciarte began in June 2006 and carried over through a special meeting held in August 2006. As a result of the 2006 evaluation, the Board affirmatively determined that each of Sovereign’s non-management directors is independent under applicable NYSE and SEC rules and regulations. In connection with the evaluation, the Board specifically considered the following relationships, which the Board believes merits disclosure notwithstanding the fact that, with respect to certain of these relationships, such disclosure may not be required under applicable SEC rules:

     Landscape Maintenance Relationship: Mr. Daniel K. Rothermel. Sovereign Bank paid approximately $4,000 in 2005 to a lawn care service operation owned by Mr. Rothermel for outside grounds maintenance services provided at approximately twenty Bank properties. The services comprised less than one percent of the gross revenue of the ground maintenance operation and were priced at market and contained no preferential terms. These services were terminated at Mr. Rothermel’s request at the end of the 2005 contract period.

     Because (i) the dollar amounts of the transactions between Sovereign Bank and Mr. Rothermel or his affiliates was insignificant to both Sovereign Bank and Mr. Rothermel or his affiliates, (ii) such transactions were priced at market and did not contain preferential terms, and (iii) the services were terminated, the Board determined that this relationship did not impair Mr. Rothermel’s independence.

     Lease Rental Relationships: Mr. Cameron C. Troilo. As of December 31, 2005, Sovereign Bank owned and leased approximately 743 facilities throughout its extensive Mid-Atlantic and New England market areas. As of December 31, 2005, Mr. Troilo or his affiliates owned 23 commercial properties, and leased approximately 375,000 square feet of space to approximately 90 tenants, including Sovereign Bank and other banking tenants.

     In 2005, Sovereign Bank, as tenant, paid approximately $454,087 of net rent ($611,463 of gross rent less $157,376 of pass-through expenses) with respect to two properties that Sovereign Bank currently leases from Mr. Troilo and one of his affiliates. Sovereign Bank paid Mr. Troilo an average base rent of $19.85 per square foot ($26.74 per square foot including pass-through expenses) for the 20,820 square feet Sovereign uses for a branch facility and office space. Sovereign Bank paid 6th & Bay Group, LLC, an entity in which Mr. Troilo owns a 50% equity interest, an average base rent of $19.12 per square foot ($25.67 per square foot including pass-through expenses) for the 4,268 square feet Sovereign used for office space. Trammell Crow Company, a nationally recognized real estate management firm, has advised Sovereign Bank that its leases with Mr. Troilo are on market terms. In March 2006, Mr. Troilo received a bona fide offer from another bank to lease 4,000 square feet to such other bank for annual rental payments that would be substantially more than the annual rent Sovereign pays to Mr. Troilo for such space. Mr. Troilo has also offered to terminate all leases with Sovereign Bank in exchange for a one-time payment of $500,000, which Sovereign Bank has declined to accept. Both 2005 gross and 2005 net rental payments by Sovereign Bank to Mr. Troilo constituted less than five percent of Mr. Troilo’s 2005 gross income.

     The Board determined that these lease relationships did not impair Mr. Troilo’s independence because, among other things:

  the rental payments did not represent a material portion of Mr. Troilo’s income;

  the rental payments were at prevailing market rates or better; and

  the leases contain rates and terms which would enable Mr. Troilo, who is in the business of developing and leasing properties, to replace Sovereign and its rental stream at any time without loss, so that such leases were not important to Mr. Troilo.

     Civic Relationship: Mr. P. Michael Ehlerman. Mr. Ehlerman serves as non-executive Chairman of the Board of Directors of the Berks County Convention Center Authority (“BCCCA”), a Pennsylvania municipal authority formed by a Pennsylvania county to build, own and operate a sports arena and to renovate, own and operate a performing arts center. The remainder of the board consists of appointees of city and county elected public officials and other designees from the private sector. Mr. Ehlerman does not spend a substantial amount of time in his capacity as Chairman, receives no compensation and has no other material financial interest, either direct or indirect, in BCCCA.

     Sovereign Bank has extended to BCCCA a $100,000 commercial line of credit on market terms and conditions and, after outbidding other large regional financial institutions, made an additional loan, in 1999, in the amount of $12.2 million. In addition, Sovereign Bank has exposure of approximately $5.3 million related to interest rate swap transactions involving BCCCA debt. As of June 30, 2006, BCCCA had no outstanding loans under the line of credit and $11.9 million outstanding under its separate loan from Sovereign Bank. BCCCA paid Sovereign Bank approximately $400,000 in interest and fees during 2005. These loans are not non-accrual, past due, restructured or potential problem loans and are secured by, among other things, hotel occupancy tax revenues. As of June 30, 2006, BCCCA maintained a deposit account balance with Sovereign Bank in excess of $3.3 million.

     The Board determined that the BCCCA relationship does not impair Mr. Ehlerman’s independence because of the facts set forth above, with emphasis on the following:

  Mr. Ehlerman has no direct or indirect material financial interest in BCCCA and is not an executive officer of BCCCA;

  the $12.2 million loan was made as a result of a competitive process and the remaining banking relationship with BCCCA is on market rates and terms and create no direct or indirect financial benefit to Mr. Ehlerman; and

  the loans and deposits are not non-accrual, past-due, restructured or potential problem loans and are well collateralized.

     Santander Relationship: Mr. Emilio Botin and Mr. Juan Rodriguez-Inciarte. In making its determination that Directors Botin and Rodriguez-Inciarte are independent directors within the meaning of the NYSE rules and applicable SEC rules and regulations, the Board reviewed and considered the following:

  Mr. Botin and Mr. Rodriguez-Inciarte serve as executive officers of Santander, holding the respective titles of Chairman and Executive Vice President. As of the record date, Santander owned 112,065,149 shares, or 23.6%, of Sovereign’s common stock and may vote 94,034,149 shares, or 19.8%, of its Sovereign common stock in its sole discretion. Under the terms of a related Voting Trust Agreement, the remaining shares of Sovereign common stock owned by Santander are required to be voted on all other matters in the same proportion as the shares voted by shareholders other than Santander and its affiliates.

  Santander intends to purchase additional shares of Sovereign common stock in the open market until it owns 24.99% of Sovereign’s outstanding shares.

  Messrs. Botin and Rodriguez-Inciarte serve on the board of directors of Sovereign and Mr. Sidhu serves on the board of directors of Santander. Messrs. Botin and Rodriguez-Inciarte have waived receipt of any compensation for services as a director of Sovereign, and Mr. Sidhu has waived receipt of any compensation for services as a director of Santander.

  In May 2006, Santander’s capital markets group received approximately $800,000 in underwriting discounts in connection with Sovereign’s capital market initiatives to fund the Independence acquisition.

  In January 2006, Santander extended a $250 million unsecured line of credit to Sovereign Bank for federal funds and Eurodollar lines of credit. In addition, in March 2006, Santander extended a $150 million unsecured line of credit to Sovereign Bank for the confirmation of standby letters of credit issued by Sovereign Bank. In May 2006, Santander also issued a $25 million unsecured line of credit to Independence Community Bank, prior to its acquisition by Sovereign Bank, to be used solely for confirmation of standby letters of credit issued by Independence Community Bank. These lines of credit are at market rates, in the ordinary course of business and can be cancelled by either Sovereign or Santander at any time and can be replaced by Sovereign at any time. Since its inception, the average balance outstanding under federal funds and Eurodollar lines is approximately $190 million. Sovereign paid approximately $15,900 in fees and $3.6 million in interest to Santander in 2006 in connection with these lines of credit, which, for the fiscal year ended December 31, 2005, comprised less than 0.03% of Santander’s net interest income and less than 0.02% of Santander’s combined gross operating income.

  Sovereign is obligated to have three Santander employees on its payroll, and Santander is obligated to have three Sovereign employees on its payroll.

  Sovereign and Santander have certain rights and obligations under the Investment Agreement, including those provisions, among other things, relating to a possible sale of Sovereign to Santander after a two-year standstill or to another institution approved by the Board and Sovereign’s shareholders.

  The statement in the NYSE commentary that because “the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.”

     The fact that, pursuant to the order issued by the Board of Governors of the Federal Reserve System in connection with Santander’s investment in Sovereign, Santander is deemed to be in control of Sovereign for purposes of the U.S. Bank Holding Company Act and is expected to serve as a “source of strength” for Sovereign Bank was not raised prior to the Board's decision by counsel or any other person, and thus, was not considered by the Board in connection with its determination.  Additionally, upon request by Board members for comment, Sovereign’s General Counsel and outside counsel to Sovereign expressed the view that none of the provisions of the Investment Agreement when considered in connection with the NYSE rules would prevent a determination by the Board in the exercise of its business judgment that Messrs. Botin and Rodriguez-Inciarte are independent within the meaning of such rules if the Board chose to make such a determination, a result which Messrs. Botin and Rodriguez-Inciarte stated was shared by Santander’s outside counsel.  Of the directors present, representing 10 of the 11 directors serving on the Board, 9 directors voted in favor of the determination that Messrs. Botin and Rodriguez-Inciarte are independent, except that Mr. Whitworth dissented.  Messrs. Botin and Rodriguez-Inciarte participated in the discussions and did not abstain from voting.  If they would have abstained, the vote would have been 7 in favor, 1 against and 2 abstentions.  The sense of the Board discussion was that, while Messrs. Botin and Rodriguez-Inciarte were independent at the date of the determination, they would lose their independence if, after the expiration of the two-year standstill period, Santander manifested an intent to acquire Sovereign or existing facts and circumstances otherwise change.

     Committee Service by Messrs. Botin and Rodriguez-Inciarte. Although the Investment Agreement permits either Director Botin or Director Rodriguez-Inciarte to serve on any committee of the Board to the extent permissible under applicable law and NYSE rules and regulations, neither director currently serves on the Audit, Nominating or Compensation Committee or on any other committee of the Sovereign Board as to which “independence” is a relevant criterion.  Neither Directors Botin and Rodriguez-Inciarte would be eligible to serve on the Audit Committee because Santander has received fees for providing services to Sovereign, as described above.

Mr. Whitworth’s Dissent

Mr. Whitworth dissented from the Board’s determination that Mr. Inciarte and Mr. Botin are independent for purposes of satisfying the New York Stock Exchange’s Listing Standards.  Mr. Whitworth would like to make it clear that he does not fault Mr. Inciarte or Mr. Botin, as Mr. Whitworth believes that they were improperly advised as to the substance and proper process for this matter.  He believes their involvement in this matter was in good faith and clearly with honorable intentions.  Mr. Whitworth dissented for the following reasons:

1.	Misleading Instructions: Mr. Whitworth believes that the instructions provided to the Board members for determining the Board members’ independence were misleading, erroneous, and unbalanced. The relevant New York Stock Exchange Listing Standard and the relevant accompanying commentary are presented below.

	2.	In order to tighten the definition of “independent director” for purposes of these standards:

	(a)	No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must disclose these determinations.

Commentary: It is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship to a listed company (references to “company” would include any parent or subsidiary in a consolidated group with the company). Accordingly, it is best that boards making “independence” determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

The text of the listing standard was not presented to Board members prior to or during the two Board meetings at which this matter was discussed. Instead, the Board received a slide show, a paper copy of which was not distributed to the Board members, which was intended to lead the directors through the NYSE’s required analytical framework.  This presentation, in the opinion of the Company’s outside counsel, demonstrated that the Board could and should determine that Mr. Botin and Mr. Inciarte were independent for purposes of satisfying the NYSE standard.  Given the dollar amount, complexity, and ongoing manifold commercial relationships between Santander and Sovereign, the outside counsel’s instructions left Mr. Whitworth confused and baffled as to what the counsel believed would constitute a “material relationship.” In essential part, the outside counsel’s instruction reads:

  A listed company’s board must “affirmatively determine” that a director has no “material relationship” with management in order for the director to be independent.

  A relationship is “material” to the director if, as a result, he or she would be “beholden” to management and therefore be susceptible of not appropriately overseeing management.
  (The punctuation and emphasis, i.e. bold face type and italics, are from the original)

Mr. Whitworth believes, within their plain meaning, the words of the Listing Standard state clearly that the Board is required to determine if director has a “material relationship with the listed company.”  He believes that the outside counsel’s instructions are erroneous and highly misleading in stating that the Board is required to determine if “the director has a material relationship with management,” rather than, as the Listing Standard states, “... with the listed company.” (Emphasis added.) Besides the words of the instructions he believes that the punctuation and emphasis leave the impression that certain words are taken from the text of the listing standard.  Mr. Whitworth pointed these matters out at both Board meetings and tried to read from the rule itself.

2.

Improper Process: Mr. Whitworth believes that the process followed by the Board was flawed and chilled effective deliberation, and therefore impaired the Board members’ ability to properly satisfy their duty of loyalty. Mr. Whitworth also believes that the process chilled open discussion and debate. The Board did not follow its own past practice of excusing the interested director from the deliberations. Mr. Inciarte and Mr. Botin were present at all times and actively argued for a finding of independence. Mr. Inciarte cited an opinion of Santander’s own counsel, the firm of Davis Polk & Wardwell, which he said agreed with the Company’s outside counsel’s instructions. A copy of that opinion was not and has not been provided to the Board members.

3.	Inadequate Information and Materials: Mr. Whitworth believes that the information and materials, including the lack thereof, provided to, or to which the Board availed itself prior to and during its deliberation, were incomplete and misleading and, therefore, impaired the directors’ ability to fulfill its duty of care. For example, a copy of the Investment Agreement was not provided to directors. Directors were not informed that the Federal Reserve Board conditioned their approval of the Investment Agreement on their assumption that Santander would stand as a “source of strength” to Sovereign. To avoid redundancy Mr. Whitworth refers readers to his reason number one (1) above for further information on this point.

4.	Inappropriate Instruction on Application of the Business Judgment Rule: It has come to Mr. Whitworth’s attention that certain of the directors were informed that their decision in this matter was protected by the “business judgment rule.” It is also stated as such in this proxy statement. This cannot be true for Mr. Botin or Mr. Inciarte because they were the party in interest and they were not recused from the discussion and, in fact, voted for the motion. Mr. Whitworth believes their decision would be governed by the “entire fairness” rule, which is a much higher standard.

*                         *                         *

The Board’s Response

     A poll indicates that each Sovereign director present at the August Board meeting (other than Mr. Whitworth), at which Messrs. Botin’s and Rodriguez-Inciarte’s independence was evaluated, disagrees with Mr. Whitworth’s dissent.

Committees

     Descriptions of the Board’s committees which possess significant corporate governance responsibilities are set forth below.

Audit Committee

Members:	Brian Hard, Chair	Andrew C. Hove, Jr.
	Daniel K. Rothermel, Vice Chair	Ralph V. Whitworth
P. Michael Ehlerman

     Sovereign’s Board, in the exercise of its business judgment, has determined that each member of the Audit Committee is independent and “financially literate,” as required under the NYSE’s listing standards, and has designated Mr. Ehlerman as the Committee’s Audit Committee Financial Expert.

     The Audit Committee is responsible for the appointment, compensation, oversight and termination of Sovereign’s independent auditors. The Audit Committee is required to pre-approve audit and permissible non-audit services performed by the independent auditors. The Audit Committee also assists the Board in providing oversight over the integrity of Sovereign’s financial statements, Sovereign’s compliance with applicable legal and regulatory requirements and the performance of Sovereign’s internal audit function. The Audit Committee is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Sovereign’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee also regularly evaluates the independent auditors’ independence from Sovereign and Sovereign’s management, including approving consulting and other legally permitted non-audit services provided by Sovereign’s auditors and the potential impact of the services on the auditors’ independence. The Audit Committee also meets periodically with Sovereign’s independent auditors and Sovereign’s internal auditors outside of the presence of Sovereign’s management, and possess the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. Each member of the Audit Committee receives a copy of the earnings release prior to its dissemination to the public and has the ability to comment on it before or at an unofficial meeting called for that purpose.  At least the Audit Committee Chairman, or in his absence the Audit Committee Financial Expert, reviews and discusses the earnings release with management and representatives of Sovereign’s independent auditors at this meeting. Beginning with the earnings release for the third quarter of 2006, all earnings releases will be reviewed prior to dissemination at a duly convened meeting of the Audit Committee. The Audit Committee also reviews and discusses with management the use of pro forma information and financial information provided to analysts and rating agencies. The Audit Committee also discusses with management and the independent auditors the effect of critical accounting policies, accounting initiatives and off-balance sheet transactions. The Audit Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. Sovereign’s Audit Committee met nine times in 2005.

     The Audit Committee is governed by a written charter, which complies with the requirements of the NYSE’s listing standards. A copy of the Audit Committee’s charter is posted, in full text, on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Nominating Committee

Members:	Daniel K. Rothermel, Chair	Brian Hard
	P. Michael Ehlerman	Andrew C. Hove, Jr.

     Sovereign’s Board, in the exercise of its business judgment, has determined that each member of the Nominating Committee is independent, as required under the NYSE’s listing standards. Sovereign’s Bylaws provide for both shareholder and Board nomination of director candidates. The Nominating Committee is required to develop and recommend criteria for the selection of new directors to the Board, including but not limited to, diversity, age, skills, experience, time availability (including the number of other boards a director candidate sits on), NYSE listing standards, applicable federal and state laws and regulations, in the context of the needs of the Board and Sovereign and such other criteria as the Nominating Committee shall determine to be relevant. The Nominating Committee is authorized to identify and recommend to the Board, consistent with Sovereign’s Corporate Governance Guidelines and Board-determined criteria, potential nominees for submission to Sovereign’s shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The

Nominating Committee strives to identify, review and recommend only those nominees who appear to possess the characteristics, skills, experience, education and background described more specifically below under “Nominating Committee Process for the Selection of Nominee Candidates.” The Nominating Committee’s review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Nominating Committee is required to recommend to the Board nominees for appointment to the committees of the Board annually. The Nominating Committee is also responsible for the oversight of an annual evaluation of the Board. The Nominating Committee met eleven times in 2005.

Ethics and Corporate Governance Committee

Members:	Andrew C. Hove, Jr., Chair	Marian L. Heard
	Brian Hard	Daniel K. Rothermel

     Sovereign’s Board, in the exercise of its business judgment, has determined that each member of the Ethics and Corporate Governance Committee is independent, as required under the NYSE’s listing standards. The Ethics and Corporate Governance Committee monitors, oversees and reviews compliance, by Sovereign’s directors, officers and team members with Sovereign’s Code of Conduct and Ethics, as well as certain other corporate governance related policies. Sovereign’s Code of Conduct and Ethics regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. When exercising its authority, the Ethics and Corporate Governance Committee is required to consider Sovereign’s mission, vision and values. The Ethics and Corporate Governance Committee also is required to annually review Sovereign’s Code of Conduct and Ethics and to make recommendations to the Board with respect to modification. The Ethics and Corporate Governance Committee also recommended to the Board the Corporate Governance Guidelines adopted by the Board in September 2002 and updated in 2003, 2004 and 2005. The Ethics and Corporate Governance Committee met three times in 2005.

Compensation Committee

Members:	P. Michael Ehlerman, Chair	Daniel K. Rothermel
	Brian Hard	Ralph V. Whitworth
Andrew C. Hove, Jr.

     Sovereign’s Board, in the exercise of its business judgment, has determined that each member of the Compensation Committee is independent, as required under the NYSE’s listing standards. The Compensation Committee reviews and approves corporate goals and objectives regarding Chief Executive Officer compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation levels based on this evaluation, and with respect to determining the long-term incentive component of Chief Executive Officer compensation, considers Sovereign’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and other factors the Compensation Committee deems appropriate. The Compensation Committee also reviews and determines director compensation. In addition, the Compensation Committee makes recommendations to the Board regarding compensation for certain senior executives and reviews Sovereign’s executive compensation structure in an effort to ensure that executive compensation (i) is competitive, and (ii) is closely linked to Sovereign’s goals and objectives. The Compensation Committee also attempts to assure that such goals and objectives are clearly defined for Sovereign’s management team and that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign’s shareholders. The Compensation Committee met eleven times in 2005.

     The Board also maintains a number of other committees, including Sovereign’s Mergers and Acquisition Committee, Sovereign’s Retirement Savings Plan Committee and Sovereign’s Executive Committee. Sovereign’s Mergers and Acquisition Committee, which met three times in 2005, consists of four directors, three of whom are independent directors. Sovereign’s Mergers and Acquisition Committee reviews Sovereign’s mergers and acquisitions and other strategic alternatives. Sovereign’s Retirement Savings Plan Committee, which met five times in 2005, presently consists of six directors, five of whom are independent directors. Sovereign’s Retirement Savings Plan Committee monitors Sovereign’s benefit plans and programs. Sovereign’s Retirement Savings Plan Committee also approves Sovereign’s investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for the Sovereign Bancorp, Inc. Retirement Plan (the “Sovereign Retirement Plan”). Sovereign’s Executive Committee has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board. Sovereign’s Executive Committee, which met one time in 2005, consists of seven directors, six of whom are independent directors.

Nominating Committee Process for the Selection of Nominee Candidates

     To be considered by the Nominating Committee, a director nominee is evaluated under the following characteristics, some of which the Nominating Committee considers mandatory as indicated below:

  excellent character and integrity (mandatory);

  no real or apparent material conflicts of interest and a willingness to acknowledge that he or she represents all shareholders (mandatory);

  experience in the financial services business and “hands on” familiarity with the regulatory relationship between banks and bank holding companies evidenced by prior service on the Board of Directors of Sovereign Bank, or service on a board of a bank or bank holding company acquired by Sovereign (mandatory). Persons who the Nominating Committee determines to be otherwise qualified but do not meet this prior experience requirement may be invited to serve on the Board of Directors of Sovereign Bank before becoming eligible to be a nominee for election as a director of Sovereign;

  willingness to agree to observe Sovereign’s corporate governance policies, including Sovereign’s Code of Conduct and Ethics, and the principles underlying applicable federal and state banking laws (mandatory);

  leadership in his or her field;

  a history of achievements that reflect high standards for himself or herself and others;

  broad experience and the ability to exercise sound business judgment;

  experience as either a CEO, CFO, or COO of a significant business;

  the ability to work in a collegial board environment (mandatory);

  the ability to approach others assertively, responsibly and supportively, and a willingness to ask tough questions in a manner that encourages open discussion;

  service on no more than one other for-profit public company board and such service does not prevent the individual from devoting adequate time to Sovereign;

  the director is “financially literate”;

  significant executive, professional, educational or regulatory experience in financial, auditing, accounting, or banking matters;

  experience as an audit committee member preferably at a financial services company;

  understands and stays current on corporate governance and management “best practices” and their application in complex, rapidly evolving business environments;

  the ability and time to perform during periods of both short-term and prolonged crises;

  understands and possesses empowerment skills and has a history of motivating high-performing talent;

  possesses skills and the capacity to provide strategic insight and direction;
  diversity of experience, skills, qualifications, occupations, education and backgrounds;

  availability to attend Board meetings;

  availability to participate in additional committee meetings which may or may not be held on the date of Board meetings;

  availability (by telephone or in person) to participate in special meetings of the Board on an as needed basis;

  availability to rigorously prepare prior to a Board and committee meeting (especially by critically reading all materials provided);

  capacity to give undivided attention at each Board and committee meeting; and

  availability to participate in ongoing director education.

     In addition to these requirements, the Nominating Committee will also evaluate, in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assess any material relationships with Sovereign or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Nominating Committee determines to be relevant at the time. The Nominating Committee and the Chief Executive Officer of Sovereign interview candidates that meet the criteria, and the Nominating Committee selects nominees that best suit the Board’s needs. The Nominating Committee may from time to time hire an independent search firm to help identify and facilitate the Nominating Committee and interview process of director nominees.

     Because the appointment of Messrs. Botin, Rodriguez-Inciarte, and Whitworth and Mrs. Ramirez to the Board of Directors was required by the terms of the Investment Agreement with Santander, the Settlement Agreement with Relational and the Merger Agreement with Independence, respectively, Sovereign did not follow its usual process and did not evaluate each of the foregoing characteristics normally considered in connection with the board appointments required by the Investment Agreement with Santander, the Merger Agreement with Independence and the Settlement Agreement with Relational.

     The Nominating Committee considers nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures set forth in Sovereign’s Bylaws. In accordance with the Bylaws, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by the Bylaws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the Nominating Committee’s nominees receive, except that the Nominating Committee will also review the performance of any potential nominee who serves on the Board or the Board of Directors of Sovereign Bank as an additional consideration which is not applied to potential nominees recommended by shareholders.

DIRECTORS OF THE REGISTRANT

     The principal occupation and business experience during the last five years of, and other information with respect to, each of Sovereign’s 11 directors is as follows:

EMILIO BOTIN. Age 72. Mr. Botin is Chairman of Grupo Santander. He became Executive Chairman of Banco de Santander, at the time Spain’s sixth largest bank, in 1986. Under Mr. Botin’s leadership, Santander has grown to become the largest financial institution in the euro zone and tenth largest in the world in terms of market capitalization. Mr. Botin is the founder and chairman of the Universia Internet portal, which links 985 Spanish – and Portuguese - speaking university communities in Europe and the Americas, and is a Director of the Miguel de Cervantes Virtual Library. He is chairman of the Marcelino Botin Foundation. Mr. Botin has also served on the boards of directors of the former First Fidelity Bancorp and First Union Corp. (now Wachovia Corp.), Bankinter of Spain, Shinsei Bank Ltd. of Japan and, from 1988 to 2004, The Royal Bank of Scotland Group PLC.

Mr. Botin was elected to Sovereign’s Board, as a Class III director, effective May 31, 2006, pursuant to the terms of the Investment Agreement.

P. MICHAEL EHLERMAN. Age 67. Mr. Ehlerman has served as Chairman of Yuasa Battery, Inc. (a leading manufacturer of motorcycle and sportscraft batteries) since 2000, as Chairman and CEO from October 2000 until October 2003, as Vice Chairman and CEO from 1998 until 2000, and as President and COO of Yuasa’s predecessor company from 1991 until 1998. He also served as a director of Yuasa Corporation (Japan) from June 1998 to June 2005. Yuasa Corporation (Japan) is a subsidiary of GS Yuasa Corporation, a publicly held corporation which is headquartered in Japan and listed on the Tokyo Stock Exchange and the Osaka Stock Exchange. Mr. Ehlerman also served as Executive Vice President of Finance of Exide Corporation, one of the world’s largest publicly owned automotive and industrial battery manufacturers, and held other senior executive financial and accounting positions with Exide’s predecessor entities from 1977 to 1991. During his long career in finance and accounting, Mr. Ehlerman also served on the internal audit staff at General Electric Company and as assistant controller at United States Gypsum Company.

Mr. Ehlerman was elected to the Board in September 2002, and has served as a director of Sovereign Bank since January 2001. Mr. Ehlerman has served on Sovereign’s Audit Committee since 2002. The Board, in the exercise of its business judgment, has designated Mr. Ehlerman as the Audit Committee Financial Expert in each year from 2002 through 2006. Mr. Ehlerman also serves on Sovereign’s Nominating and Retirement Savings Plan Committees and as Chairperson of Sovereign’s Compensation Committee. He also serves as a member of Sovereign Bank’s Executive, Audit, Risk Management and CRA Committees and as Chairperson of the Asset Liability Committee.

BRIAN HARD. Age 59. Mr. Hard has been a director of Penske Corporation, a $12 billion closely held and diversified transportation services holding company, since 2001. Penske Corporation’s subsidiaries operate globally in a variety of segments, including retail automotive, truck leasing, transportation logistics, transportation component manufacturing, and high-performance racing. Mr. Hard became a director and President of Penske Truck Leasing Co., LP, a $4 billion global company, in 1988. Penske Truck Leasing Co., LP is a joint venture of Penske Corporation and General Electric Company and is one of the leading global transportation services companies, employing approximately 20,000 people, operating more than 200,000 vehicles and serving customers from nearly 1,000 locations in the U.S., Canada, Mexico, South America and Europe. As President of Penske Truck Leasing Co., LP, Mr. Hard is responsible for its overall business operations, including its financial condition and results of its operations. In addition to his many other duties as President of Penske Truck Leasing Co., LP, Mr. Hard is responsible for oversight of its Chief Financial Officer and other senior accounting and financial officers, including indirect oversight of the preparation, analysis and evaluation of its financial statements. Mr. Hard has also served as a director of the Reading Hospital and Medical Center since 1988 and as a Trustee of Franklin & Marshall College since July 2004.

Mr. Hard was elected to the Board in November 1999, and has served as a director of Sovereign Bank since 1996. Mr. Hard has served as a member of Sovereign’s Audit Committee and as Chairperson of the Audit Committee since 2000. Mr. Hard also serves on Sovereign’s Executive, Compensation, Ethics and Corporate Governance, Mergers and Acquisition, Nominating and Retirement Savings Plan Committees. He also serves as a member of Sovereign Bank’s Executive Committee and as Chairperson of the Audit Committee.

MARIAN L. HEARD. Age 65. Mrs. Heard is currently the President and Chief Executive Officer of Oxen Hill Partners, specialists in leadership development programs. On June 2, 2006, Mrs. Heard was elected to the board of BioSphere Medical, Inc., a publicly-traded company specializing in the development and commercialization of bioengineered microspheres for use in embolization. Mrs. Heard has served as a director of CVS Corporation (“CVS”) since 1999. CVS, which is a publicly held corporation listed on the NYSE, is the largest retail pharmacy in the United States with approximately 5,400 store locations. She has served on the Audit, Nominating and Corporate Governance Committees of CVS since 2000 and recently joined the Management Planning Committee. She has also served as a director of Liberty Mutual Holding Company, Inc. (“Liberty Mutual Group”) since 1994, a holding company for the family of Liberty Mutual Group insurance companies. Liberty Mutual Group is a leading global insurer and the sixth largest property and casualty insurer in the United States. In 2005, Liberty Mutual Group ranked 102nd on the Fortune 500 list of largest companies in the U.S. based on 2005 revenue. Mrs. Heard has served as a director of Blue Cross and Blue Shield of Massachusetts since 1992. Mrs. Heard served as a director of Fleet Bank of Massachusetts from 1992 to 1998 and subsequently Fleet Financial Corporation (“Fleet”) from 1998 until it was acquired by Bank of America in 2004. Fleet was the seventh largest banking institution in the U.S. and listed on the NYSE when it announced its merger with Bank of America. Mrs. Heard was appointed President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of the United Way of New England in February 1992. Mrs. Heard retired from the United Way in July 2004. During the last two years of her tenure, the United Way of Massachusetts Bay was number one among United Ways in America in the leadership giving category.

Mrs. Heard joined Sovereign Bank’s Board of Directors in 2004 and was elected to the Board in 2005. She serves as a member of Sovereign’s Ethics and Corporate Governance and Retirement Savings Plan Committees. She also serves as a member of Sovereign Bank’s Asset Liability and CRA Committees.

ANDREW C. HOVE, JR. Age 71. Before joining Sovereign, Mr. Hove served as the Vice Chairman and then as the Acting Chairman of the Federal Deposit Insurance Corporation, Washington, D.C. from 1990 until his retirement in January 2001. Prior to 1990, he served as Chairman and Chief Executive Officer of Minden Exchange Bank & Trust Co., headquartered in Nebraska. Mr. Hove also served as President of the Nebraska Bankers Association and acted as Vice President, American Bankers Association, representing Nebraska. Since March 15, 2002, Mr. Hove has served as a director of Great Western Bancorporation, Inc. (“Great Western”), a bank holding company headquartered in Omaha, Nebraska (formerly known as Spectrum Bancorporation, Inc.). Great Western operates more than 70 banking locations in Nebraska, South Dakota, Iowa, Missouri and Kansas, and had total assets, total deposits and stockholders’ equity of $2.8 billion, $2.2 billion and $169.2 million, respectively, as of December 31, 2005. Mr. Hove also serves as a director of Wilber Co., a bank holding company located in Wilber, Nebraska. Wilber Co. is the parent company of, among others, Saline State Bank, which operates seven branch locations in Nebraska. Wilber Co. had total assets, total deposits and stockholders’ equity of $202.2 million, $148.4 million and $18.8 million, respectively, as of December 31, 2005. Due to geographic location and size considerations, neither Great Western nor Wilber Co. competes with Sovereign in any material respect.

Mr. Hove joined Sovereign Bank’s Board as a director in 2001 and became a director of Sovereign in February 2002. Mr. Hove serves on Sovereign’s Executive, Compensation, Audit and Nominating Committees and as Chairperson of the Ethics and Corporate Governance Committee. He also serves as a member of Sovereign Bank’s Executive, Audit and Asset Liability Committees and as Chairperson of Sovereign Bank’s Risk Management Committee.

MARIA FIORINI RAMIREZ. Age 58. Mrs. Ramirez is President and Chief Executive Officer of Maria Fiorini Ramirez, Inc., an independent global economic and financial consulting firm formed in August 1992. Prior to Sovereign’s acquisition of Independence, Mrs. Ramirez served on the Board of Directors of Independence Community Bank for 6 consecutive years. In February 2006, Mrs. Ramirez was appointed to the Board of Directors of Security Mutual Life located in Binghamton, New York. In April 2005, she was appointed a director of AMF Funds Chicago, a family of fixed income funds, and, in February 2004, she was appointed a director of Schroder Hedge Funds based in Bermuda. Mrs. Ramirez was appointed a trustee of Pace University in May 2002. In February 1996, she was appointed to the Investment Policy and Product Review Committees of Edward Jones & Co., an investment firm based in St. Louis.

Mrs. Ramirez served as a director of Arlington Capital, London, a private equity firm, from 1991 to 2000. From 1996 to 1998, she served as a director of the mutual funds group of Security Benefit Life Insurance Company in Topeka, Kansas. From 1989 to 2000, Mrs. Ramirez served as a director of Statewide Savings Bank, S.L.A. in New Jersey. In 1974, Mrs. Ramirez joined Merrill Lynch where during her 10-year tenure she was appointed First Vice President and Senior Money Market Economist. Mrs. Ramirez became a Senior Vice President and Senior Money Market Economist at Becker Paribas in 1984 when the firm was acquired by Merrill Lynch. From 1984 to 1990, she was a Managing Director and Money Market Economist for Drexel Burnham Lambert.

Mrs. Ramirez was elected to Sovereign’s Board, as a Class III director, effective June 1, 2006, pursuant to the terms of the Merger Agreement.

JUAN RODRIGUEZ-INCIARTE. Age 54. Mr. Rodriguez-Inciarte is the Executive Vice President for Consumer Finance and General Director for Strategic Investments of Grupo Santander. He is currently a director of the oil company Cepsa SA of Spain and is Vice-Chairman of the Board of Abbey National PLC of the U.K., a fully owned unit of Santander. Mr. Rodriguez-Inciarte also holds a seat on the board of directors of NIBC, a merchant bank based in The Netherlands. Mr. Rodriguez-Inciarte first joined Santander in 1985 and has served as head of retail banking and wholesale corporate banking. Mr. Rodriguez-Inciarte was a member of the Santander Board of Directors from 1991 to 1999. He has also been a Director of The Royal Bank of Scotland Group PLC from 1988 to 2004 and was a Director of First Fidelity Bancorp and First Union Corp. (now Wachovia Corp.), as well as San Paolo-IMI of Italy. Mr. Rodriguez-Inciarte is a member of the US-Spain Council and Fellow of The Chartered Institute of Bankers in Scotland.

Mr. Rodriguez-Inciarte was appointed to the Board, as a Class II director, and as a Director of Sovereign Bank, effective on May 31, 2006, pursuant to the terms of the Investment Agreement. He also serves on Sovereign’s Executive Committee.

DANIEL K. ROTHERMEL. Age 68. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired in 1989 as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a NYSE listed specialty steel manufacturer, a position he held for more than ten years.

Mr. Rothermel has been a director of Sovereign since it was formed in 1987 and has served continuously as a director of Sovereign Bank and a predecessor since 1976. Mr. Rothermel serves on Sovereign’s Compensation, Ethics and Corporate Governance, Mergers and Acquisition, and Retirement Savings Plan Committees and as Chairperson of the Nominating and Executive Committees. Mr. Rothermel also serves as Vice Chairperson of Sovereign’s Audit Committee. Mr. Rothermel was appointed as presiding or Lead Director for sessions of the non-management members of the Board in each year from 2002 through 2006. Mr. Rothermel also serves as a member of Sovereign Bank’s Asset Liability and Risk Management Committees and as Chairperson of the Executive Committee.

JAY S. SIDHU. Age 55. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989 and Chief Executive Officer of Sovereign Bank in March 1989. Mr. Sidhu served as President of Sovereign Bank from March 1989 until June 2006. Previously, Mr. Sidhu served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu became a director of Sovereign in 1988 and of Sovereign Bank in 1987. In April 2002, Mr. Sidhu was elected Chairman of Sovereign. On June 17, 2006, Mr. Sidhu was elected to serve as a member of Santander’s board of directors. Mr. Sidhu serves on Sovereign’s Executive and Retirement Savings Plan Committees and as Chairperson of Sovereign’s Mergers and Acquisition Committee. Mr. Sidhu also serves as a member of Sovereign Bank’s Executive, Asset Liability, Risk Management and CRA Committees.

CAMERON C. TROILO, SR. Age 68. Mr. Troilo is the President and Chief Executive Officer of Cameron C. Troilo, Inc., a holding company for various entities engaged in commercial real estate development, construction, leasing and management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989.

Mr. Troilo was elected to the Board in 1997, and has served continuously as a director of Sovereign Bank and a predecessor since 1974. Mr. Troilo serves on Sovereign’s Executive and Mergers and Acquisition Committees and as Chairperson of Sovereign’s Retirement Savings Plan Committee. Mr. Troilo also serves on Sovereign Bank’s Executive, Asset Liability and Risk Management Committees.

RALPH V. WHITWORTH. Age 50. Since 1996, Mr. Whitworth has been a principal of Relational Investors, LLC, a private investment firm. He is the former chairman of the board of Apria Healthcare Group, Inc. and Waste Management, Inc., and a former director of Mattel, Inc. and Tektronix, Inc. (all of which are NYSE listed), and Sirius Satellite Radio, Inc (which is listed on the Nasdaq National Market System). Mr. Whitworth is also a director of privately-held Titan Investment Partners, LLC, an investment fund which focuses on emerging companies.

From 1988 to 1996, Mr. Whitworth served as president of Whitworth and Associates, a Washington, D.C.-based advisory firm, which advised major corporations and investors on investments, acquisitions, and corporate governance matters. He was also President of Development at United Thermal Corporation from 1989 to 1992, and was a member of its board of directors.

Previous experience includes four years as assistant to the general partner at Mesa Limited Partnership, which during his tenure was the nation’s largest independent oil and gas exploration and production company. Mr. Whitworth also held the pro bono position of President of the United Shareholders Association, and while doing so, authored the petition for rulemaking which culminated in a major overhaul in 1992 of the Commission’s shareholder communication and compensation disclosure rules. In addition, he served on the U.S. Senate Judiciary Committee staff of Senator Paul Laxalt from 1981 to 1984.

Mr. Whitworth was appointed to the Board as a Class I director, effective on March 22, 2006, pursuant to the terms of a Settlement Agreement between Sovereign and Relational (see Exhibit 10.1 to Sovereign’s Current Report on Form 8-K filed with the Commission on March 24, 2006 for the complete text of the Settlement Agreement). The settlement ended a five-month dispute between Sovereign and Relational over, among other things, Sovereign’s pending transactions with Santander and Independence (See Exhibit 99.1 to Schedule 14A filed with the Commission by Relational on March 23, 2006). As required by the Settlement Agreement, Mr. Whitworth serves on Sovereign’s Executive, Audit and Compensation Committees. Mr. Whitworth was appointed to the Board of Sovereign Bank, effective May 31, 2006.

COMPENSATION OF DIRECTORS

General

     Sovereign believes that the amount, form and methods used to determine compensation are important factors in (i) attracting and retaining directors who are independent, interested, diligent and actively involved in Sovereign’s affairs, and (ii) more substantially aligning the interests of Sovereign’s directors with the interests of Sovereign’s shareholders. The number of shares of Sovereign common stock referenced in this discussion has been adjusted to reflect the 5% stock dividend paid by Sovereign on July 6, 2006.

Compensation Plan

     In 1996, Sovereign’s shareholders approved the Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan (the “1996 Non-Employee Director Compensation Plan”) as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. Prior to its amendment in August 2005, the 1996 Non-Employee Director Compensation Plan provided that non-employees serving as a director of Sovereign or as a director of both Sovereign and Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus cash for each Sovereign and Sovereign Bank board meeting and each Executive Committee meeting which the director attends.

     The 1996 Non-Employee Director Compensation Plan was amended by the Compensation Committee and the Board in August 2005. As a result of the August 2005 amendments, Sovereign adopted, effective October 1, 2005, a new compensation policy for non-employee directors described more fully below. In accordance with the terms of the 1996 Non-Employee Director Compensation Plan prior to its August 2005 amendment, for the period beginning January 1, 2005, through September 30, 2005, all non-employee directors of Sovereign received $1,000 cash for each Board or Executive Committee meeting which the director attended and an additional $600 cash for each Sovereign Bank board meeting which the director attended if the director was also a director of Sovereign Bank. Chairpersons for each committee of the Board received 263 shares of Sovereign common stock per quarter for service as a committee chairperson. All non-employee directors also received compensation in the amount of 1,313 shares of Sovereign common stock per quarter, plus an additional 394 shares per quarter if the director is also a director of Sovereign Bank. In addition, the Chairperson of the Audit Committee and the presiding or Lead Director of the Board, each received an additional 263 shares of Sovereign common stock per quarter for their services. Compensation is shown in the table below for the period January 1, 2005, through September 30, 2005.

     Sovereign initiated a review of director compensation programs for the directors of both Sovereign and Sovereign Bank in April 2005. The review included the engagement of a nationally recognized independent compensation consulting firm to advise the Compensation Committee. As a result of this compensation review, Sovereign adopted, by amendment to the 1996 Non-Employee Director Compensation Plan, in August 2005, a new compensation strategy for non-employee directors of Sovereign and Sovereign Bank effective October 1, 2005. The new compensation strategy continues to focus on the attraction and retention of top quality directors, continues to align the interest of directors with those of shareholders and is a simple, straight-forward package that compensates directors for the responsibilities and demands of the role of director.

     The new compensation strategy provides that non-employee directors of Sovereign receive:

Annual cash retainer for service on the Sovereign Board	$50,000
Annual cash retainer for service on the Sovereign Bank Board	$21,000
Annual stock retainer for service on the Sovereign Board	$50,000
Annual stock retainer for service on the Sovereign Bank Board	$21,000
Additional annual cash retainer for Sovereign Lead Director	$25,000
Additional annual cash retainer for Sovereign Audit Committee Chair	$25,000
Additional annual cash retainer for other Sovereign committee chairs	$15,000

     Directors who join the Board at any time after January 1 will receive pro rata annual retainers based upon the number of months in which they serve as directors during the year. Messrs. Botin and Rodriguez-Inciarte have waived receipt of any compensation for services as a director of Sovereign as required by Santander’s standing policies and procedures.

     The 1996 Non-Employee Director Compensation Plan expired by its terms on April 18, 2006. Therefore, on April 20, 2006, Sovereign adopted an interim cash-only compensation program pending shareholder approval of the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan (the “2006 Non-Employee Director Compensation Plan”) that provides for payment of a portion of compensation in shares of Sovereign common stock equal to a fixed dollar amount as described above. Sovereign is seeking shareholder approval of the 2006 Non-Employee Director Compensation Plan at the 2006 annual meeting of shareholders to which this proxy statement relates. The proposed 2006 Non-Employee Director Compensation Plan reflects the new compensation strategy adopted effective October 1, 2005. For a complete description of the 2006 Non-Employee Director Compensation Plan, see page 58.

     The chart below details the compensation paid to Sovereign’s non-employee directors for service performed as directors of both Sovereign and Sovereign Bank in calendar year 2005. The chart reflects payment of amounts under the 1996 Non-Employee Director Compensation Plan, prior to its amendment in August 2005, for the period January 1, 2005 through September 30, 2005. Payment for the period October 1, 2005, through December 31, 2005, reflects the new compensation strategy described above. During 2005, Sovereign’s Board met 19 times and there were a total of 43 Sovereign committee meetings in addition to full Sovereign Board meetings.

	January 1, 2005 –		October 1, 2005 –
	September 30, 2005		December 31, 2005
	Cash	Equity	Cash	Equity	Total
Ehlerman	$14,200	$124,763 (5,906 shares)	$21,500	$17,750 (862 shares)	$178,213
Hard	$14,200	$141,398 (6,694 shares)	$24,000	$17,750 (862 shares)	$197,348
Heard	$9,800	$ 80,428 (3,806 shares)	$17,750	$17,750 (862 shares)	$125,728
Hove	$15,800	$124,763 (5,906 shares)	$21,500	$17,750 (862 shares)	$179,813
Rothermel	$16,800	$158,033 (7,481 shares)	$24,000	$17,750 (862 shares)	$216,583
Troilo	$16,800	$124,763 (5,906 shares)	$21,500	$17,750 (862 shares)	$180,813

     Mr. Ehlerman was Chairperson of the Retirement Savings Plan Committee from January 1, 2005 through August 5, 2005 and Chairperson of the Compensation Committee from August 5, 2005 through December 31, 2005. Mr. Hard was Chairperson of the Audit Committee. Mrs. Heard became a director of Sovereign on April 21, 2005, and did not serve as a Chairperson of any Board Committee during 2005. Mr. Hove was Chairperson of the Ethics and Corporate Governance Committee. Mr. Rothermel, in addition to being Lead Director, was Chairperson of the Nominating Committee and the Executive Committee. Mr. Troilo was Chairperson of the Compensation Committee from January 1, 2005 through August 5, 2005, and Chairperson of the Retirement Savings Plan Committee from August 5, 2005 through December 31, 2005. Directors Botin, Rodriguez-Inciarte, Ramirez and Whitworth were not directors during 2005.

Stock Ownership Requirement

     In accordance with Sovereign’s policy of aligning the interests of its directors and executive officers with shareholders, Sovereign adopted, in January 1998, and amended in August 2005, a policy under which all of Sovereign’s non-employee directors, are required to beneficially own shares of Sovereign common stock having a value of at least $200,000. At December 31, 2005, all of Sovereign’s non-employee directors were in compliance with the ownership requirements contained in the policy. In accordance with the terms of the policy, Mrs. Heard, who joined Sovereign’s Board in 2005, has until December 31, 2008 to meet the ownership requirements, and, as of August 1, 2006, the record date, owned 6,671 shares of Sovereign common stock having a value of $136,758. Mrs. Ramirez and Messrs. Botin, Rodriguez-Inciarte and Whitworth were not Sovereign directors in 2005. Because Directors Botin and Rodriguez-Inciarte were elected to the Board of Directors as representatives of Santander under the Investment Agreement between Sovereign and Santander, the owner of over 20% of Sovereign’s common stock, Directors Botin and Rodriguez-Inciarte will not be required to meet the stock ownership requirements in their individual capacities. Because Director Whitworth was elected to the Board of Directors as a representative of Relational under the Settlement Agreement between Sovereign and Relational, the owner of over 6% of Sovereign’s common stock, Director Whitworth will not be required to meet the stock ownership requirement in his individual capacity. Mrs. Ramirez has until December 31, 2009 to meet the ownership requirements. Shares of Sovereign common stock subject to unexercised stock options are not considered beneficially owned for purposes of the policy. On December 31, 2005, Messrs. Rothermel, Troilo and Hard had 126,000, 126,000 and 75,600 unexercised, vested options to purchase shares of Sovereign common stock, respectively. These options were granted under the Sovereign Bancorp, Inc. 1997 Non-Employee Directors’ Stock Option Plan, which was approved by shareholders on April 17, 1998, and terminated by the Board on February 20, 2002.

Freezing of Directors Retirement Plan

     In July 1999, the Board adopted the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan (the “Services Compensation Plan”). The Services Compensation Plan provides that individuals who are non-employee directors of Sovereign on the date their service as a Sovereign director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service. The base for the payment amount does not include any other incentive compensation or other awards that may have been paid to a non-employee director during the course of any year. To be eligible, a non-employee director must have ten or more years of service as a director with Sovereign, Sovereign Bank or an affiliate and attain age 65 during service with Sovereign.

     Non-employee directors are given credit for past service as a non-employee director on the board of directors of any merged or acquired holding company, bank, or other affiliate. Payments under the Services Compensation Plan are made in one lump sum or in installments at the discretion of the Board. In the event a director dies before receiving all benefits to which he or she is entitled, the director’s surviving spouse is entitled to receive any remaining benefits. Upon a change in control, the Services Compensation Plan provides that each eligible non-employee director then sitting on the Board, notwithstanding the length of time served as a director, becomes entitled to receive an amount equal to three times the highest annual retainer that such non-employee director had been paid.

     In August 2005, the Services Compensation Plan was amended, effective October 1, 2005, to “freeze” eligibility, participation and benefit amounts. Current non-employee directors who have completed ten years of Board service (as defined in the Services Compensation Plan to include service as a non-employee director on the board of directors of any merged or acquired holding company, bank, or other affiliate) as of October 1, 2005, and have attained age 65 as of October 1, 2005, are eligible to receive the retirement benefit described in the Services Compensation Plan. The Services Compensation Plan was further amended, effective as of October 1, 2005, to provide that a current director who has not completed ten years of Board service as of October 1, 2005, or attained age 65 as of October 1, 2005, is eligible to receive a retirement benefit determined by reference to Board service and highest annual retainer as of September 30, 2005, provided such director completes ten years of Board service and attains age 65 prior to termination of Board service. A director elected or appointed after September 30, 2005, is not eligible to participate in, or receive a benefit under, the Services Compensation Plan.

     The chart below provides the years of service and the estimated amount of the lump sum benefit as of  September 30, 2005, the date that eligibility, participation and benefit amounts were “frozen,” that would be payable to each non-employee director under the Services Compensation Plan if such director completes ten years of service, attains age 65 and terminates service as a director.

			Frozen Benefit Accrued
	Years of Service		as of September 30, 2005
Ehlerman	4	years	$169,030
Hard	9	years	$495,623
Heard	1	year	$3,027
Hove	4	years	$155,035
Rothermel	29	years	$1,022,478
Troilo	31	years	$894,432

Termination of Bonus Award Program

     In June 2002, the Board adopted the Sovereign Bancorp, Inc. Non-Employee Directors Bonus Award Program (the “Non-Employee Directors Bonus Award Program”). The Non-Employee Directors Bonus Award Program provided that each individual who was serving as a non-employee director of Sovereign as of December 31, 2003, was entitled to participate and, therefore, entitled to bonuses, payable in cash, if certain financial objectives were met or exceeded for calendar years 2004, 2005, 2006 or 2007 and the non-employee director satisfied the Non-Employee Directors Bonus Award Program’s continued service requirements. As part of the new compensation strategy, the Non-Employee Directors Bonus Award Program was amended in August 2005 to terminate effective as of October 1, 2005. Non-employee directors did not receive a payment under the Non-Employee Directors Bonus Award Program for 2005, and will not be eligible to receive a payment for 2006, 2007 or thereafter. Only one payment, for 2004 performance, in the amount of $112,750, was made under the Non-Employee Directors Bonus Award Program prior to its termination.

EXECUTIVE COMPENSATION

Compensation Paid to Executive Officers

     The following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 2005, 2004 and 2003, for the Chief Executive Officer of Sovereign and each of the other four most highly compensated senior executive officers of Sovereign whose total annual salary and bonus exceeded $100,000 in 2005. The number of shares and the applicable stock prices per share of Sovereign common stock referenced in this discussion have been adjusted to reflect the 5% stock dividend paid by Sovereign on July 6, 2006.

SUMMARY COMPENSATION TABLE

				Long-Term		Other
	Annual Compensation			Compensation		Compensation
					Securities
				Restricted	Underlying
				Stock	Options/	All Other
			Bonus	Awards	SARs	Compensation
Name	Year	Salary ($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)(6)(7)
Jay S. Sidhu	2005	800,000	0	1,831,507	91,837	13,654
Chairman, President and	2004	800,000	975,500	638,664	49,257	13,928
Chief Executive Officer	2003	800,000	750,000	432,930	72,240	14,650
Joseph P. Campanelli (8)	2005	500,000	0	363,896	33,673	13,654
Vice Chairman, Sovereign, and	2004	400,000	358,833	346,451	0	13,928
President and Chief Executive	2003	400,000	133,333	193,353	24,526	14,650
Officer of Sovereign Bank – New
England Division
James J. Lynch	2005	500,000	0	363,896	33,673	13,654
Vice Chairman, Sovereign, and	2004	468,230	358,833	346,451	0	13,928
Chairman of Sovereign Bank –	2003	400,000	133,333	390,667	0	8,000
Mid-Atlantic Division (9)
Mark R. McCollom	2005	350,000	0	254,745	33,673	13,654
Chief Financial Officer and	2004	225,530	50,000	51,961	18,919	13,928
Executive Vice President (10)	2003	203,269	22,000	98,246	7,011	14,650
Lawrence M. Thompson, Jr.	2005	500,000	0	456,063	0	13,654
Vice Chairman and	2004	400,000	492,167	346,451	0	13,928
Chief Administrative Officer (11)	2003	400,000	300,000	430,549	0	14,650
____________________

(1)	Effective April 1, 2006, each of Mr. Campanelli’s, Mr. Lynch’s, Mr. McCollom’s and Mr. Thompson’s salary was increased to $525,000. Mr. Sidhu’s salary remained at $800,000. See page 50 for a detailed description of Sovereign’s employment agreements with each of these executive officers as well as a description of short and long-term incentive compensation opportunities.

(2)	No cash bonuses were paid to executive officers for 2005. The Compensation Committee determined, after review of all facts and circumstances and in accordance with the rights reserved to it, that non-cash incentive compensation be awarded to Mr. Sidhu and the named executive officers as described herein. The amounts shown for each of Messrs. Sidhu, Campanelli, Lynch and McCollom for 2004 and 2003 reflect a percentage of cash bonuses actually awarded because Mr. Sidhu was required to defer 50% of his cash bonus for each of 2004 and 2003 ($750,000 and $750,000, respectively) under the Bonus Deferral Program. The Bonus Deferral Program, which is described more fully on page 47 hereof, permits eligible executive officers of Sovereign to defer receipt of 25% to 50% of his or her cash bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock. A 100% matching contribution is made to the trust by Sovereign on behalf of the participant and is likewise invested in Sovereign common stock. Earnings on the deferral and match are reinvested in Sovereign common stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and earnings thereon five years after the initial funding of such year’s contributions to the trust. Mr. Campanelli was eligible to and elected to defer, subject to substantial risk of forfeiture, receipt of 50% of his cash bonus for each of 2004 and 2003 ($133,333 and $133,333, respectively) under the Bonus Deferral Program. Mr. Lynch was eligible to and elected to defer, subject to substantial risk of forfeiture, receipt of 50% of his cash bonus for each of 2004 and 2003 ($133,333 and $133,333, respectively) under the Bonus Deferral Program. Mr. McCollom was eligible to and elected to defer, subject to substantial risk of forfeiture, receipt of 50% of his cash bonus for each of 2004 and 2003 ($50,000 and $50,000, respectively)

under the Bonus Deferral Program. Mr. Thompson elected not to participate in the Bonus Deferral program in 2004 and 2003. Each year, amounts deferred, as well as Sovereign’s matching contribution with respect to such deferrals, are subject to a substantial risk of forfeiture for five years. The amounts shown for each of Messrs. Sidhu, Campanelli, Lynch and Thompson for 2004 also include a $225,500 cash payment pursuant to the terms of the Sovereign Bancorp, Inc. Senior Officers Bonus Award Program (the “Senior Officers Bonus Award Program”). Mr. McCollom became eligible to participate in the Senior Officers Bonus Award Program effective May 14, 2005.

(3)	Amounts shown for 2005 are the value of restricted stock awards made in 2006 for 2005 performance and consist of the following, in shares of Sovereign common stock:

Name	Sidhu*	Campanelli	Lynch	McCollom	Thompson
2005 CEO and Leaders Incentive Plan
Awards**	27,318	6,071	6,071	4,250	6,071

2005 CEO and long-term Leaders Incentive Plan
Awards***	54,636	12,142	12,142	8,500	6,071

2006 Long-term incentive restricted stock
award ****	9,713	—	—	—	10,684

The value of these awards were determined by multiplying the number of shares by the closing price of Sovereign common stock on February 15, 2006, the date the shares were awarded ($19.98).
____________________

*
The shares of restricted stock awarded to Mr. Sidhu do not include the 157,500 performance units awarded to him on March 15, 2006, because such units do not relate to 2005 performance but were awarded as part of Mr. Sidhu’s long-term compensation for a five-year performance period beginning in 2006. See the description of this award on page 44.

**	Awarded on February 15, 2006, and vests ratably over a three-year period from the date of the award. For more information on these awards and the Sovereign Bancorp, Inc. Leaders Incentive Plan (the “LIP”), see page 45.

***	Awarded on February 15, 2006, and vests after five years have elapsed from such date. For more information on these awards and the LIP, see page 45.

****	Awarded on February 15, 2006. The grant to Mr. Sidhu vests after five years have elapsed from the date of the award if, and only if, Sovereign’s operating/cash earnings per share equal or exceed $2.70 or Sovereign common stock closes at or above $38.10 per share for twenty consecutive trading days and Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision Regulations on February 15, 2006). The grant to Mr. Thompson vests after five years have elapsed from the date of award provided that Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006).

As of December 31, 2005, the named executive officers held the following number of shares of restricted stock with the following values (based on the closing price of $20.59 per share on December 30, 2005): Mr. Sidhu – 51,617 shares valued at $1,062,794; Mr. Campanelli – 24,983 shares valued at $514,400; Mr. Lynch – 31,610 shares valued at $650,850; Mr. McCollom – 7,128 shares valued at $146,766; and Mr. Thompson – 35,698 shares valued at $735,022.

The amounts shown for 2004 and 2003 are the value of the restricted shares awarded to the named executive officers for those years and was determined by multiplying the number of shares by the closing price of Sovereign common stock on the date the shares were awarded on February 16, 2005 for 2004 performance ($22.32) and February 18, 2004 for 2003 performance ($21.64). The shares of restricted stock awarded to Mr. Sidhu for 2004 and 2003 as his Tier II bonus vest ratably over a three-year period from the date of the award. The restricted shares awarded to each of Messrs. Campanelli, Lynch, McCollom and Thompson with respect to their 2004 and 2003 bonuses awarded under the LIP vest ratably over a three-year period from the date of the award. The restricted shares awarded to each of Messrs. Sidhu, Campanelli, Lynch and Thompson as part of long-term incentive compensation for 2004 and 2003, as applicable, do not vest unless and until the price of a share of Sovereign common stock trades at or above $28.57 per share for at least twenty consecutive trading days. In addition, the restricted shares do not vest unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the $28.57 per share price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. Restricted shares are not eligible to receive cash dividends until the restrictions lapse. The restricted shares awarded to Mr. McCollom as part of his long-term incentive compensation for 2004 and 2003 vest five years from the date of the awards.

(4)	The 91,837 options granted to Mr. Sidhu on February 15, 2006, vest after five years have elapsed from the date of the grant, if, and only if, Sovereign’s operating/cash earnings per share equal $2.70 or Sovereign common stock closes at or above $38.10 per share for twenty consecutive trading days and Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006). The 33,673 options granted to each of Messrs. Campanelli, Lynch and McCollom on February 15, 2006, vest after five years has elapsed from the date of the grant and then only if Sovereign Bank is “well capitalized” and has a Tier 1 leverage of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006). Mr. Thompson did not receive a grant of stock options on February 15, 2006. The options granted to Mr. Sidhu in 2005 and the options granted to Messrs. Sidhu, Campanelli and Thompson in 2004, as part of long-term incentive compensation are not exercisable unless and until the price of a share of Sovereign common stock trades at or above $28.57 per share for at least twenty consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The options granted to Mr. McCollom in 2005 and 2004 vest after five years has elapsed from the date of grant.

(5)	Amounts appearing in this column include Sovereign’s matching contributions on behalf of each named person to the 401(k) component of the Sovereign Retirement Plan for 2005, 2004 and 2003 and also includes the value of 255 and 267 shares of Sovereign common stock allocated to each of the accounts of Messrs. Sidhu, Campanelli, Lynch, McCollom and Thompson under the terms of the ESOP component of the Sovereign Retirement Plan for 2005 and 2004, respectively. This amount also includes the value of 294 shares of Sovereign common stock allocated to each of the accounts of Messrs. Sidhu, Campanelli, McCollom and Thompson under the terms of the ESOP component of the Sovereign Retirement Plan for 2003.

(6)	Sovereign provides, subject to certain limitations, the named executive officers with the following perquisites:

  reimbursement for financial counseling and tax consultation;

  use of Sovereign-provided aircraft for business purposes, and with the approval of the CEO, limited personal use;

  security services which are required to safeguard the named executive officers;

  use of Sovereign-provided vehicles;

  use of Sovereign-maintained memberships at several clubs and professional organizations, and reimbursement for costs associated with business use of other clubs or facilities; and

  an annual physical examination.

The aggregate value of these perquisites to each named executive officer were less than $50,000 in 2005. This determination was made in accordance with Internal Revenue Service regulations based on the amount of taxable income required to be included in the named executive’s gross income.

(7)	The amounts in the Summary Compensation Table do not include amounts that may have been earned or accrued for the benefit of a named executive officer under one or more of Sovereign’s long-term incentive compensation programs, including the Bonus Deferral Program, the Supplemental Retirement Plan and the Enhanced Retirement Plan described beginning on page 47.

(8)	Mr. Campanelli was named President and Chief Executive Officer of the Sovereign Bank New England Division effective January 1, 2005. Mr. Campanelli has served as President and Chief Operating Officer of the Sovereign Bank New England Division since January 2000 and a Vice Chairman of Sovereign since September 2002.

(9)	Mr. Lynch has served as Chairman and Chief Executive Officer of the Sovereign Bank Mid-Atlantic Division since September 2002, and a Vice Chairman of Sovereign since February 2006. Before joining Sovereign Bank in September 2002, he served as Chairman and CEO, Fleet Bank, PA from March 2001 to September 2002, Chairman and CEO of Summit Bank, PA from August 1999 to March 2001, Senior Executive Vice President of Summit Bancorp from August 1999 to March 2001, and Chairman, President and CEO of Prime Bancorp and Prime Bank from January 1996 to August 1999.

(10)	Mr. McCollom is Sovereign’s Chief Financial Officer and Executive Vice President. Mr. McCollom succeeded James D. Hogan, who elected to retire effective May 13, 2005. Prior to that, Mr. McCollom served as Chief Accounting Officer of Sovereign and Sovereign Bank.

(11)	Mr. Thompson became a Vice Chairman and Chief Administrative Officer of Sovereign in September 2002. Mr. Thompson has served as Chief Administrative Officer of Sovereign Bank since April 2006, and as Chief Operating Officer of Sovereign Bank from 1997 until June 2006. He has been employed by Sovereign in various capacities since 1987.

     The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2005, to the named executive officers. These options were granted in February 2005, and relate to 2004 performance. Therefore, these options and the realizable value thereof are reflected in the Summary Compensation Table for 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		Percent of			Potential
		Total			Realizable Value at
		Options			Assumed Annual
	Number of	Granted to			Rates of Price
	Securities	Employees	Exercise or		Appreciation
	Underlying	in Fiscal	Base Price		For Option
	Options	Year	($/sh)	Expiration	Term (5)
Name	Granted (#)(1)	(2)	(3) (4)	Date	5% ($)	10% ($)
Jay S. Sidhu	49,257	6.3%	22.32	03/16/2015	698,713	1,774,925
Joseph P. Campanelli	0	—	—	—	—	—
James J. Lynch	0	—	—	—	—	—
Mark R. McCollom	18,919	2.4%	22.32	03/16/2015	268,367	681,726
Lawrence M. Thompson, Jr.	0	—	—	—	—	—
____________________

(1)	Terms of these nonqualified stock options are for a period of ten years and one month from the date the option is granted and were granted under the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Plan”).

(2)	Based on options granted to Sovereign team members in 2005 to purchase 783,762 shares of Sovereign common stock.

(3)	The options granted to Mr. Sidhu in 2005 vest after five years have elapsed from the date of the award if, and only if, the price of Sovereign common stock closes at or above $28.57 per share for twenty consecutive trading days and Sovereign Bank is “well capitalized” (as that term is defined under applicable Office of Thrift Supervision Regulations on February 16, 2005). The options granted to Mr. McCollom in 2005 vest after five years have elapsed from the date of award. Options are not exercisable following an optionee’s voluntary termination of employment other than by reason of retirement or disability.

(4)	Under the terms of the 2001 Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5)	The dollar amounts set forth under these columns are the result of calculations made at the five percent and ten percent appreciation rates set forth in SEC regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

     The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock for the executive officers named in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-
	Acquired	Value	Options as of		Money Options as of
	on Exercise	Realized	December 31, 2005 (#)		December 31, 2005 ($)
Name	(#)	($)	Exercisable/Unexercisable		Exercisable/Unexercisable (1)
Jay S. Sidhu	—	—	1,266,668/	278,997	$13,173,844/	1,277,325
Joseph P. Campanelli	—	—	371,179/	77,026	$4,167,373/	425,775
James J. Lynch	—	—	63,000/	52,500	$493,290/	425,775
Mark R. McCollom	—	—	161,020/	52,180	$1,808,996/	209,055
Lawrence M. Thompson, Jr.	6,720	105,728	568,796/	78,750	$5,815,617/	638,663
____________________

(1)	Determined based on the $20.59 adjusted closing price of Sovereign common stock on December 30, 2005.

Equity Compensation Plan Information — Shares Outstanding and Available for Grant or Award

     The following table provides information about the securities authorized for issuance under Sovereign’s equity compensation plans as of December 31, 2005:

			Number of securities
		Weighted-average	remaining available
	Number of securities to	exercise price	for future issuance
	be issued upon exercise	of outstanding	under plans (excluding
	of outstanding options,	options, warrants	securities reflected
Category	warrants and rights (1)	and rights ($)(1)	in the first column)
Equity compensation plans approved by
shareholders	11,103,545 (2) (3)	12.31	19,798,990	(4)(5)
Equity compensation plans not approved by
shareholders	36,750 (6)	8.00	0
Total	11,140,295	12.30	19,798,990
____________________

(1)	The information relates exclusively to shares issuable pursuant to the exercise of options as of December 31, 2005; no warrants or rights were granted under any Sovereign equity compensation plan.

(2)	Consists of shares issuable pursuant to the exercise of options under the following shareholder-approved plans: the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan (the “2004 Plan”), the 2001 Plan and the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “1996 Plan”); and the following shareholder-approved plans that have been discontinued: the Sovereign Bancorp, Inc. 1997 Non-Employee Directors’ Stock Option Plan, the Sovereign Bancorp, Inc. 1993 Stock Option Plan, and the Sovereign Bancorp, Inc. 1986 Stock Option Plan.

(3)	Excludes shares issuable under the Sovereign Bancorp, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), under which 3,150,000 shares were initially reserved to be issued, subject to automatic increase by a number of shares equal to one percent of Sovereign’s total outstanding shares each year to a maximum of 21,000,000 shares.

(4)	Includes 2,736,216 and 88,596 shares available for future issuance under the Purchase Plan and the 1996 Non- Employee Director Compensation Plan (which expired, by its terms, on April 18, 2006), respectively. The number of shares available for issuance under the Purchase Plan reflects the number of shares remaining for issuance on December 31, 2005. Also includes 5,353,233 and 278,804 shares that were issuable as restricted stock under the 2004 Plan and the 2001 Plan, respectively, as of December 31, 2005. Also includes 9,450,000, 1,458,172 and 438,904 shares that were issuable pursuant to the exercise of options under the 2004 Plan, the 2001 Plan and the 1996 Plan, respectively, as of December 31, 2005.

(5)	By its terms, the number of shares issuable under the shareholder-approved Bonus Deferral Program depends on the amount of any cash bonus deferred by a participant and the price per share of Sovereign common stock on the date both the participant’s deferral and Sovereign’s matching contribution are deposited in the grantor trust. Therefore, the number of securities remaining available for future issuance under the Bonus Deferral Program cannot be determined.

(6)	Consists of the remaining shares issuable pursuant to the exercise of the total 52,500 options granted to James D. Hogan, Sovereign’s former Chief Financial Officer, on April 17, 2001, which was prior to his employment with Sovereign. Mr. Hogan began employment with Sovereign approximately two weeks later, at which time, when the Board approved the options, Sovereign’s stock price had increased by $1.73 per share. Since no shareholder-approved plans permit the issuance of shares pursuant to the exercise of stock options whose exercise price is less than the fair market value as of the date of grant, these options were granted outside of the plans approved by shareholders.

     The table does not include information for options outstanding under equity compensation plans assumed by Sovereign in connection with Sovereign’s acquisitions of the companies which originally established those plans. As of December 31, 2005, a total of 3,692,774 shares of Sovereign common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.08 per share.

     REPORT OF THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

     Sovereign’s executive officers are compensated pursuant to Sovereign’s Executive Compensation Program, which is administered by the Compensation Committee. The Compensation Committee is composed entirely of independent, non-employee directors. The Executive Compensation Program is structured and administered to support Sovereign’s goals and mission, which is to be a highly-focused, quality-driven, market-led and results-oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The Executive Compensation Program is also structured to link executive compensation to Sovereign’s performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to align the interests of executive management with those of Sovereign’s shareholders.

     The Compensation Committee evaluates and determines compensation awards for the Chief Executive Officer of Sovereign and, together with the Chief Executive Officer, determines the compensation awards for certain senior executive officers. The Chief Executive Officer of Sovereign also evaluates and approves compensation and awards for other executive officers and reviews executive compensation programs with Sovereign’s Compensation Committee. Compensation and awards are based upon a number of factors, including an assessment of Sovereign’s results of operations and performance against financial goals relating to critical success factors, earnings and capital levels and other appropriate factors. Over the last twenty years, Sovereign has instituted a number of plans, programs and policies to increase the stock ownership levels of Sovereign’s executive employees as well as all other employees at all levels within Sovereign. These plans, programs and policies are described below.

Compensation Philosophy

     Sovereign’s executive compensation philosophy, set by the Compensation Committee and approved by the Board, is designed to directly align the interests of executive management with shareholders through compensation programs that reward for performance linked to achieving short-term and long-term corporate goals resulting in increased shareholder value. All compensation programs are developed to deliver competitive base compensation and performance-based incentives that accomplish the following objectives:

  continually improve Sovereign’s performance and growth potential;

  enhance each executive’s individual contributions and achievements;

  recognize increases and differences in responsibility and job scope; and

  provide a competitive level of retirement income.

     To ensure the clarity of this alignment between executives and shareholders, Sovereign’s programs all integrate the following attributes:

  simplicity in design for maximum understanding;

  clarity of purpose for maximum impact;

  balance to drive both corporate and business unit success;

  competitive to ensure effective executive attraction and retention; and

  performance-based to drive differentiation and equity in pay.

     Sovereign utilizes a “peer group” of companies defined as a group of 25 financial service companies of relevant size, industry, and geography for assessing its competitive position for both market performance and delivered compensation. The Compensation Committee believes that there is a strong correlation between Sovereign’s achievement of internal success (financial targets) versus its identified competitor “peer group” and ultimate achievement of long-term shareholder value through stock price appreciation.

Components of Compensation

     At present, the Executive Compensation Program is comprised of salary, annual short-term incentive opportunities, long-term incentive opportunities in the form of cash awards based upon Sovereign’s performance, options to acquire Sovereign stock, restricted stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, resulting in greater variability in the individual’s absolute compensation from year-to-year. Predetermined financial goals and objectives are set by the Compensation Committee in the case of the Chief Executive Officer of Sovereign and the other executive officers. The intent is to have incentive compensation tied to achieving financial, operational and personal development objectives and an increase in shareholder value. The Compensation Committee may engage independent compensation consultants, and has done so, to review and analyze executive officers’ base salary amounts, short- and long-term incentive opportunities and programs and Sovereign’s compensation policy and structure generally. A review was conducted in fourth quarter 2005 by a nationally recognized independent compensation consulting firm. As a result of this review, the Committee expects that adjustments will be made to program design in 2006 and thereafter to ensure that (i) Sovereign’s executive compensation delivery vehicles clearly articulate executive line-of-sight between company and business unit financial and operational goals and compensation and (ii) the value of all components of compensation (base salary, annual incentives, long-term incentives, benefits and perquisites) are competitive for driving executive focus and retention.

Base Salaries

     Base salaries are currently targeted at the 50th percentile of competitive practices of articulated peers, and will be based on the executive’s scope of financial responsibility and other assigned operational objectives. This will provide Sovereign with a fixed cash compensation position that allows for attraction and retention of key executive talent. The Compensation Committee adjusted the base salaries of Messrs. Campanelli, Lynch, McCollom and Thompson to $525,000 effective April 1, 2006. Mr. Sidhu’s base salary remained at $800,000.

Short-Term Incentive Compensation

     Short-term incentive compensation awards in 2006 were based on a review of Sovereign’s 2005 performance. This review included an assessment of Sovereign’s results of operations for 2005 and of performance against financial objectives, set in early 2005, relating to critical success factors, earnings and capital levels for 2005. The goals reflected the Compensation Committee’s determination of the appropriate goals for a growth-oriented company. No bonuses are required to be paid to executive management if Sovereign does not achieve these financial goals. However, the Compensation Committee and the Board has reserved the right, under certain of the short-term compensation plans, to determine, if and in what form, a bonus may be paid whether or not financial goals are achieved.

     The amount of the incentive compensation award payable to Mr. Sidhu for 2005 performance was determined solely on the basis of the performance criteria established by the Compensation Committee and approved by the Board in early 2005. Under these criteria, because Sovereign did not meet the predetermined target of $1.93 in operating earnings per share for 2005, Mr. Sidhu was not eligible for, and did not receive, the Tier I bonus of $750,000 in cash and $750,000 of compensation deferred under the Bonus Deferral Program. Because Mr. Sidhu’s Tier I target of operating earnings per share was not achieved, the Compensation Committee analyzed the facts and circumstances and, in its discretion, pursuant to the rights reserved to it, determined that a bonus and incentive compensation be awarded to Mr. Sidhu in light of his significant contributions to Sovereign during 2005, including his substantial efforts in connection with Sovereign's acquisition of Independence Community Bank Corp. and Sovereign's transactions with Santander, as well as external factors adversely affecting Sovereign during the year, including the interest rate environment.  The Compensation Committee awarded Mr. Sidhu bonus and incentive compensation in the amount of $1,125,000 in the form of 81,954 shares of Sovereign stock.  27,318 of such restricted shares vest ratably over a three-year period. The remaining 54,636 shares vest after five years has elapsed from the date of the award.

     Since Mr. Sidhu received no cash bonus for 2005, there was no deferral under the terms of the Bonus Deferral Program and, therefore, a matching contribution by Sovereign to the Bonus Deferral Program was not required.

     In addition to Mr. Sidhu’s Tier I and Tier II targets, the Compensation Committee established, effective January 1, 2001, a long-term incentive target for Mr. Sidhu. If, by December 31, 2005, cash earnings per share reached or exceeded $1.90 and the price per share of Sovereign common stock reached or exceeded a target determined by the Compensation Committee, Mr. Sidhu was eligible to receive additional incentive compensation in the form of 157,500 shares of Sovereign common stock. Since the long-term incentive targets described above were not achieved by December 31, 2005, the restrictions did not lapse and the shares were forfeited.

     In addition to Mr. Sidhu’s Tier I and Tier II targets, on March 15, 2006, the Compensation Committee established, effective January 1, 2006, a new long-term incentive target for Mr. Sidhu. If by December 31, 2010, Sovereign’s operating/cash earnings per share equal or exceed $2.70 or Sovereign common stock closes at or above $38.10 per share for twenty consecutive trading days and Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on March 15, 2006), on the date that either of the targets are achieved, Mr. Sidhu will be eligible to receive a cash payment equal to the value of 157,500 shares of Sovereign common stock determined as of the date vesting occurs. If the performance criteria are not achieved by December 31, 2010, the award will be forfeited unless the Compensation Committee determines, in the exercise of its discretion, that the award should not be forfeited. To evidence this long-term incentive award, Mr. Sidhu received 157,500 performance units.

     On February 15, 2006, the Compensation Committee set performance and financial objectives relating to critical success factors, earnings and asset quality for 2006. These objectives or goals reflect the Compensation Committee’s determination of appropriate goals for Sovereign for 2006 in order for both short-term and long-term compensation awards to be earned. In order for Mr. Sidhu to be eligible to receive a Tier I bonus and/or incentive compensation for 2006, Sovereign’s operating/cash earnings per share must reach $1.98 and Sovereign Bank’s asset quality must be equal to or better than a specified asset quality measure unless a different number is approved by the Compensation Committee. In addition, the Compensation Committee will evaluate Sovereign’s progress with respect to Sovereign’s other critical success factors including, but not limited to, margin expansion in line with Sovereign’s interest rate risk management philosophy, revenue growth greater than expense growth, development of talent and continuous improvement in sales and customer service. Also, if Sovereign’s operating/cash earnings per share reach $1.98, Mr. Sidhu will be eligible to receive an additional Tier II bonus in the form of Sovereign restricted common stock with a value of $250,000. For purposes of Mr. Sidhu’s Tier I and Tier II awards, and long-term incentive targets, operating/cash earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt and amortization of intangible assets. The Compensation

Committee has reserved the right, in its discretion, to analyze the facts and circumstances and determine if any, and in what form, a bonus or other incentive compensation may be paid to Mr. Sidhu if his Tier I performance criteria are not achieved.

     Effective as of January 1, 2006, the Board adopted an amended and restated LIP. The LIP is designed to provide an incentive to certain executive officers and other employees of Sovereign and its subsidiaries to assist Sovereign in meeting or exceeding Sovereign’s financial goals. Depending on the achievement of certain annual corporate financial objectives set by the Compensation Committee, participants may, based on their individual performances, be awarded additional compensation beyond base salary in the form of cash and/or Sovereign restricted common stock. Mr. Sidhu is not eligible to participate in the LIP. Unless otherwise provided by the Compensation Committee, an individual may not participate in the LIP if he or she is a participant in any other incentive plan that provides for payment of an annual or periodic bonus.

     Awards under the LIP are based on achievement of certain performance factors consisting of (i) a corporate performance factor, which is based upon one or more earnings per share goals set by the Compensation Committee each plan year (calendar year), and (ii) an individual performance factor, which, among other things, is determined for each participant in accordance with guidelines set forth in Sovereign’s Performance Management Program. The corporate performance factor for a plan year must be met (or waived by the full Board) in order for any awards to be made for a plan year. Awards under the LIP are in such form as the Compensation Committee specifies and the Board approves, and may be cash and/or awards of restricted Sovereign common stock. With certain limited exceptions, in order to receive an award, a participant must be employed on both the last day of the year and the day awards are distributed.

     The distribution of awards is made as soon as practicable after Sovereign’s financial information is available for such plan year, with the target distribution date of no later than March 31st of the year following the close of the year to which performance relates. For 2005, the corporate performance factor was $1.93 in operating earnings per share for a cash award to be earned and $1.95 in operating earnings per share for an additional award of restricted stock to be earned. The Compensation Committee may, in circumstances it deems appropriate, waive strict application of any provision of the LIP, including the eligibility for participation. Subject to any legal or NYSE restrictions, any shares of restricted common stock distributed under the LIP may be treasury shares or authorized but previously unissued shares. The Compensation Committee determined that the corporate performance factors were not achieved for 2005. Notwithstanding such determination, based on its review of individual performance factors with respect to each of Messrs. Campanelli, Lynch, McCollom and Thompson, LIP awards to each were made and are reflected in the Summary Compensation Table on page 36 hereof.

     On February 15, 2006, the Compensation Committee set corporate performance factors as well as individual performance factors for 2006 in order for awards to be earned under the LIP for 2006. If the corporate performance factors are achieved or exceeded in 2006 and if the applicable individual performance factors are achieved, Messrs. Campanelli, Lynch, McCollom and Thompson will, in addition to other employees, be eligible to receive an award under the LIP for 2006. The corporate performance factor for awards to be earned under the LIP for 2006 are operating/cash earnings of $1.98 per share.

Long-Term Incentive Compensation

     Senior Officers Bonus Award Program. In September 2002, the Board adopted the Senior Officers Bonus Award Program. The program was amended in January 2004 to provide that any bonus earned under the program will be determined and paid as hereinafter described. The program provides that each individual who is serving as a member of the Office of the Chairman of Sovereign Bank (“OCSB”) as of December 31, 2003, is entitled to participate and, therefore, is entitled to bonuses, payable in cash, if certain financial targets are met or exceeded for calendar years 2004 through 2008 and such individual satisfies the program’s continued service requirements. In the case of an individual who becomes a member of the OCSB after December 31, 2003, the Board may permit him or her to participate in the program on such terms as it may specify. Mr. McCollom became a participant effective May 14, 2005.

     In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating officer, who remains a member of the OCSB at year end, will receive a cash payment equal to the fair market value of the number of shares of Sovereign common stock set forth below. The cash earnings targets for 2004 and 2005 were $1.62 and $1.86 per share, respectively. The cash earnings target for 2006 is $1.95 per share. The cash earnings target for 2007 and 2008 will be fixed by the Board prior to the beginning of each of those years. The number of shares of Sovereign common stock upon which the cash payments is determined, if the specified earnings targets are hit for the relevant years, are 15,750, 15,750 and 10,500 for 2006, 2007 and 2008, respectively. In addition to the earnings target, a bonus is not payable to eligible officers for that year if either (i) Sovereign Bank’s Tier 1 capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios (unless a different measure for asset quality is approved by the Board). Notwithstanding the foregoing, if one or more of the financial objectives set forth above are not achieved for a calendar year, the Compensation Committee, under the terms of the program, after a review of all relevant facts and circumstances, may determine that a bonus (or any portion thereof) with respect to such calendar year will, in fact, be paid if such payment, in the judgment of the Compensation Committee, is reasonably consistent with the goals of the program.

     Appropriate adjustment in the number of shares upon which the cash payment is determined will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in the 2001 Plan) all potential awards for the current and future years shall be deemed earned and become payable. All financial calculations required of the program will be performed by, or under the supervision of, the Compensation Committee. The program was further amended in February 2005 to limit the maximum amount of a cash bonus that may be earned for each of 2005, 2006, 2007 and 2008 to $225,500. The Compensation Committee determined after a review of all financial calculations, that the specified cash earnings target for 2005 were not achieved. Therefore, participants in the Senior Officers Bonus Award Program did not receive a cash payment for 2005 performance.

     The 2004 Plan. Sovereign’s shareholders approved the 2004 Plan at the 2004 Annual Meeting of Shareholders. The 2004 Plan is designed to give Sovereign greater flexibility to respond to anticipated changes in executive compensation practices given the modifications in the accounting treatment of stock options as well as other regulatory requirements. The 2004 Plan is also intended to balance Sovereign’s objective of reducing its reliance on stock options with the need to continue to provide appropriate incentives to motivate the achievement of competitively superior performance by its employees. The 2004 Plan is broad-based in accordance with management’s strong belief that Sovereign will continue to have a performance-oriented culture and will create greater shareholder value if employee stock ownership levels are increased at all levels of Sovereign.

     The 2004 Plan authorizes Sovereign to award employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share as of the date the option is granted. The 2004 Plan also authorizes the award of shares of restricted stock to eligible employees.

     The 2001 Plan. Sovereign’s shareholders approved the 2001 Plan at the 2001 Annual Meeting of Shareholders. The 2001 Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of Sovereign shares among those who play significant roles in Sovereign’s success, the 2001 Plan will continue to align the interests of Sovereign’s employees with those of its shareholders by relating capital accumulation to increases in shareholder value. In addition, the 2001 Plan enhances Sovereign’s ability to attract, motivate and retain employees of outstanding leadership and management ability.

     The 2001 Plan authorizes Sovereign to award employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share as of the date the option is granted. The 2001 Plan also authorizes the award of shares of restricted stock to eligible employees. The 2001 Plan is designed to further the success of Sovereign by making shares of common stock available to eligible employees of Sovereign, thereby providing an additional incentive to such employees to continue their relationship with Sovereign, and to give such employees a greater interest in Sovereign’s success.

     The 1996 Plan. Sovereign’s shareholders approved the 1996 Plan at the 1996 Annual Meeting of Shareholders. The 1996 Plan expired by its terms on February 28, 2006. The 1996 Plan, like its predecessor plans, was designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Plan permitted Sovereign to grant officers and employees a right to purchase shares of stock at the fair market value per share as of the date the option is granted.

     The Bonus Deferral Program. The Bonus Deferral Program was adopted by the Board effective November 1, 1997, and was amended several times thereafter. Sovereign’s shareholders approved the Bonus Deferral Program at the 2004 Annual Meeting of Shareholders because, at the time of its initial adoption, shareholder approval of the Bonus Deferral Program was not required.

     The Bonus Deferral Program permits a selected executive employee of Sovereign or certain of its subsidiaries to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. A 100% matching contribution is made to the trust by the employer on behalf of the participant and is likewise invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and earnings thereon five years after the initial funding of such year’s contributions to the trust. A participant also vests in his or her account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined therein). Termination for cause (as defined therein) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made, in stock, in accordance with the election of the participant or, in certain cases, at other times specified by the Bonus Deferral Program document.

     Mr. Sidhu was required to defer 50% of his Tier I bonuses, if any, for 2005, 2004 and 2003 under the Bonus Deferral Program. Mr. Campanelli, Mr. Lynch and Mr. McCollom each was eligible to, and elected to defer 50% of their respective cash bonuses for 2005, 2004 and 2003. Mr. Thompson was eligible to, and elected not to participate in the Bonus Deferral Program in 2005, 2004 and 2003. Since no cash bonuses were paid to executive officers, including Mr. Sidhu, for 2005 performance, no deferrals were made to the Bonus Deferral Program.

     Other Plans. In addition to the qualified retirement benefit plan maintained by Sovereign for the benefit of its eligible employees and the Bonus Deferral Program described above, several additional nonqualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The qualified plan is the Sovereign Retirement Plan. The three nonqualified plans are described below.

     Effective as of January 1, 1997, the Board adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the “Supplemental Retirement Plan”). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that were limited by certain provisions of the Code. These amounts are determined based on the benefit accrued as of March 31, 1999, the date benefit accruals ceased under the terminated qualified defined benefit retirement plan. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Notwithstanding the foregoing, immediate 100% vesting is provided upon the occurrence of a change in control (as defined therein). Plan benefits are provided through a grantor trust. Messrs. Sidhu and Thompson participate in the Supplemental Retirement Plan. As of December 31, 2005, the age 55 monthly benefit amounts accrued under the Supplemental Retirement Plan for Messrs. Sidhu and Thompson were $27,169 and $8,745, respectively.

     Effective as of June 1, 1997, the Board adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the “Enhanced Retirement Plan”). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries who satisfies the Enhanced Retirement Plan’s requirements will be entitled to an enhanced retirement benefit to the extent the retirement benefits payable from the qualified retirement plans and certain other sources is less than a targeted level. Such targeted level is an annual benefit equal to 60% of his or her average compensation (which includes salary, bonus, and deferred compensation but excludes income from the exercise of stock options). The actual supplemental retirement benefit to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the terminated qualified defined benefit retirement plan (determined as of March 31, 1999, the date benefit accruals ceased under such plan), (ii) calculated Social Security benefit, and (iii) retirement benefit, if any, under the Supplemental Retirement Plan described above.

     In order to vest in the enhanced retirement benefit, an eligible executive must remain employed by Sovereign until age 55 and attain five years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 and who has completed less than fifteen years of service, but in no event will the targeted level be reduced below 30% of average compensation. The Enhanced Retirement Plan also provides for survivor’s and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), the enhanced retirement benefit may be forfeited.

     As of December 31, 2005, Messrs. Sidhu and Thompson were the only participants in the Enhanced Retirement Plan and the age 55 monthly benefit amounts accrued under the Enhanced Retirement Plan for Messrs. Sidhu and Thompson were $63,044 and $11,989, respectively.

     These amounts reflect any reduction required by the terms of the Enhanced Retirement Plan and are not reduced further by the benefit provided under the Supplemental Retirement Plan described above. On April 20, 2006, Mr. Campanelli was selected by the Compensation Committee and approved by the Board to participate in the Enhanced Retirement Plan. Mr. Campanelli will be eligible to receive an annual benefit equal to 35% of average compensation at age 55, 40% at age 60 and 45% at age 65, if the applicable service requirements are satisfied. The Enhanced Retirement Plan was amended to reflect this action.

     Through December 31, 1999, Sovereign maintained the Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Payment of benefits under the Deferred Compensation Plan were generally made following termination of employment under the option (which may include a lump sum) selected by the participant at the time a deferral election was made. Deferrals under the Deferred Compensation Plan ceased effective December 31, 1999. As a result of enhancements made to the Sovereign Retirement Plan and the termination of Sovereign’s qualified defined benefit retirement plan, the articulated purposes of the Deferred Compensation Plan were rendered obsolete. Account balances under this plan will be distributed in accordance with the terms of the plan and a participant’s prior distribution election when an event giving rise to distribution occurs.

     In February 2004, the Compensation Committee recommended to the Board, and the Board approved, the implementation of a new “leading edge” customized approach to Sovereign’s long-term incentive compensation policy. This new long-term incentive approach is designed to provide team members throughout Sovereign with maximum flexibility and more meaningful long-term incentive compensation opportunities. This was achieved by permitting each team member to directly participate in the determination of his or her respective long-term incentive compensation awards based upon the team member’s individual risk tolerance level and personal wealth creation plan. The Compensation Committee determined that the revised long-term incentive approach will assist Sovereign in continuing to align the interests of its team members with the interests of its shareholders.

     Team members throughout Sovereign will be eligible to receive a combination of either stock options, restricted stock or a cash bonus only after a five-year incentive vesting period has elapsed from an award date. Awards to the Chief Executive Officer of Sovereign and to members of the OCSB and Sovereign’s other executive officers may not include cash. In addition to a five-year incentive vesting requirement, awards to the OCSB are subject to substantial performance goals as determined by the Compensation Committee at the time an award is made. All non-cash awards in the form of Sovereign common stock are made pursuant to equity compensation plans approved by Sovereign’s shareholders.

     On February 15, 2006, in accordance with this long-term incentive compensation policy, the Compensation Committee made an award to Mr. Sidhu of 91,837 nonqualified stock options to purchase Sovereign common stock under the 2001 Plan and 9,713 shares of Sovereign restricted common stock under the 2004 Plan. These options and restricted stock vest, if and only if, by February 15, 2011, Sovereign’s operating/cash earnings per share equal or exceed $2.70 or Sovereign common stock closes at or about $38.10 per share for twenty consecutive trading days and Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision Regulations on February 15, 2006). Messrs. Campanelli, Lynch and McCollom each received an award of 33,673 nonqualified options under the 2001 Plan. Messrs. Campanelli, Lynch and McCollom did not receive an award of restricted stock. Mr. Thompson did not receive any options but he did receive an award of 10,684 shares of Sovereign restricted common stock under the 2004 Plan. These options and restricted stock vest if and only if, by February 15, 2011, Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of six percent or higher (as those terms are defined under applicable Office of Thrift Supervision Regulations on February 15, 2006).

     On April 20, 2006, the Board, based upon the recommendation of the Compensation Committee, amended the definition of change in control contained in certain plans, programs, policies and agreements as required by the terms of the Investment Agreement with Santander. The amendment modified the definition of change in control contained in each such plan, program, policy and agreement so that an acquisition by Santander of up to 24.99% of Sovereign's common stock in accordance with the Investment Agreement will not result in a change in control within the meaning of such plans, programs, policies and agreements.

     The tables included herein, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion and have been adjusted to reflect the 5% stock dividend paid by Sovereign on July 6, 2006.

P. Michael Ehlerman, Chairperson
Brian Hard
Andrew C. Hove, Jr.
Daniel K. Rothermel
Ralph V. Whitworth*

*	Mr. Whitworth was not elected as a director or appointed to membership on the Compensation Committee until March 22, 2006, and, therefore, did not participate in the determination of bonus or restricted stock awards for 2005 or base salary and bonus targets for 2006, which were made at meetings prior to his election.

EMPLOYMENT AGREEMENTS

     Jay S. Sidhu. Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu’s then existing employment agreement. Mr. Sidhu’s agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then-current term. No such notice has been given.

     The agreement provides a base salary, which, if increased by action of the Board, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

     If Mr. Sidhu’s employment is terminated without cause (as defined therein), or if Mr. Sidhu voluntarily terminates employment for good reason (as defined therein), Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu’s status as President and Chief Executive Officer of Sovereign, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign’s principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement, including increased benefits under Sovereign’s long-term incentive plans. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of August 1, 2006 under circumstances entitling him to the above-described severance benefits, he would have been entitled to receive approximately $13 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

     If Mr. Sidhu’s employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

     The agreement contains provisions restricting Mr. Sidhu’s right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

     Joseph P. Campanelli. Sovereign entered into an employment agreement with Joseph P. Campanelli, dated January 30, 2003, which superseded his then-existing employment agreement. Mr. Campanelli’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then-current term. No such notice has been given.

     The agreement provides a base salary which, if increased by action of the Board becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in bonus plans, a right to receive insurance, vacation, retirement, deferred compensation and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.

     In the event of Mr. Campanelli’s termination of employment without cause (as defined therein) or for good reason (as defined therein) following the occurrence of a change in control (as defined therein), he becomes entitled to severance benefits under the agreement. The benefits are (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction constituting good reason) and the preceding three calendar years and his highest bonus for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for three years, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event Mr. Campanelli’s employment is terminated without cause prior to the occurrence of a change in control, he is entitled to (i) payment, for the greater of one year or the remaining term of the agreement, of the sum of his base salary as of the date of termination (or prior to reduction preceding termination) and the average of his bonuses for the preceding three calendar years, and (ii) continuation, for the greater of one year or the remaining term of the agreement, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. Campanelli is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income tax.

     If Mr. Campanelli voluntarily terminates his employment during the term of the agreement, he is subject to a covenant not to compete and an agreement not to solicit customers or employees for a period of twelve months.

     James J. Lynch. Sovereign entered into an employment agreement with James J. Lynch, dated as of September 16, 2002. Mr. Lynch’s agreement had an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, either party may give notice of nonextension, in which case the agreement will expire at the end of its then-current term. No such notice has been given.

     The agreement provides base salary which, if increased by action of the Board becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, the right to (i) participate in one or more bonus programs maintained by Sovereign, within certain minimum guarantees if targeted goals are attained, (ii) annually be awarded options to purchase up to 52,500 shares of Sovereign common stock in accordance with the terms of its then relevant stock option plan(s), (iii) participate in insurance, vacation, retirement, and other fringe benefit programs and plans, including the use of a corporate-provided or paid-for automobile, the payment of dues at two country clubs and one social club, and the reimbursement of business-related expenses incurred in connection with his employment, and (iv) participate in the Bonus Deferral Program at a level similar to that which executives of similar stature are entitled.

     In accordance with the provisions of his employment agreement, Mr. Lynch was entitled to be awarded 15,750 shares of Sovereign’s common stock in 2006, if targeted 2005 operating earnings, Tier 1 capital and asset quality goals are achieved. However, since Sovereign did not achieve these goals, no options were granted to Mr. Lynch pursuant to such provision in his employment agreement. In addition, the agreement provides that Mr. Lynch be awarded 15,750 and 10,500 shares of Sovereign common stock if Sovereign attains such targeted goals for the calendar years 2007 and 2008, respectively. These awards are subject to such vesting provisions as may apply to other similarly situated Sovereign executives, but will vest in the event of the occurrence of a defined change in control before 2008.

     In the event of Mr. Lynch’s termination of employment without cause (as defined therein) or for good reason (as defined therein) within three years following the occurrence of a change in control (as defined therein), he would become entitled to severance benefits under his employment agreement. Such benefits would consist of (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction thereof which constituted good reason) and the three immediately preceding calendar years, and his highest bonus for the three immediately preceding calendar years, payable monthly, and (ii) continuation, for a period of three years, of all life, disability and medical insurance benefits (and other normal welfare benefits) in effect during the immediately preceding two calendar years, or tax-effected payments in lieu thereof, if plan participation is not permitted. In the event Mr. Lynch’s employment is terminated without cause prior to the occurrence of a change in control, he would also become entitled to severance benefits under his employment agreement. Such benefits would consist of (i) payment, for a period of the greater of one year or the then remaining term of the agreement, of the sum of his highest base salary as of the date of termination (or prior to reduction thereof preceding termination) and the average of his bonuses for the three immediately preceding calendar years, payable monthly, and (ii) continuation, for a period of the greater of one year or the then remaining term of the agreement, of all life, disability and medical insurance benefits (and other normal welfare benefits) in effect during the immediately preceding two calendar years, or tax-effected payments in lieu thereof, if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other payments and benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. Lynch would be entitled to receive such additional amounts as would be necessary to neutralize the effect on him of the imposition of such tax and related incremental income, employment and other taxes.

     If Mr. Lynch voluntarily terminates his employment under the agreement, he will be subject to a covenant not to compete and a prohibition against solicitation of customers and employees for a period of twelve months.

     Mark R. McCollom. Sovereign entered into an employment agreement with Mark R. McCollom, dated as of May 20, 2005. Mr. McCollom’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, either party may give notice of nonextension, in which case the agreement will expire at the end of its then-current term. No such notice has been given.

     The agreement provides base salary which, if increased by action of the Board becomes the new base salary provided thereafter by the agreement. No later than one year following the effective date of the employment agreement, Sovereign is obligated to increase Mr. McCollom’s base salary to a level comparable to the base salaries of members of Sovereign’s Office of the Chairman (other than the base salary of the Chief Executive Officer of Sovereign). Sovereign complied with the increased salary provision effective April 1, 2006. In addition, the agreement provides, among other things, the right to (i) participate in one or more bonus programs maintained by Sovereign, (ii) participate in insurance, vacation, retirement, and other fringe benefit programs and plans, including the provision of an automobile allowance, the payment of dues at one country club, and the reimbursement of business-related expenses incurred in connection with his employment, and (iii) participate in Sovereign’s executive benefit programs at benefit levels comparable to his peer executive officers.

     In the event of Mr. McCollom’s termination of employment without cause (as defined therein) or for good reason (as defined therein) within three years following the occurrence of a change in control (as defined therein), he would become entitled to severance benefits under his employment agreement. Such benefits would consist of (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction thereof which constituted good reason) and the three immediately preceding calendar years, and his highest bonus for the three immediately preceding calendar years, payable monthly, and (ii) continuation, for a period of three years, of all life, disability and medical insurance benefits (and other normal welfare benefits) in effect during the immediately preceding two calendar years, or tax-effected payments in lieu thereof, if plan participation is not permitted—less such amount as he was paying for such benefits at the time of his termination. In the event Mr. McCollom’s employment is terminated without cause prior to the occurrence of a change in control, he would also become entitled to severance benefits under his employment agreement. Such benefits would consist of (i) payment, for a period of the greater of one year or the then-remaining term of the agreement, of the sum of his highest base salary as of the date of termination (or prior to reduction thereof preceding termination) and the average of his bonuses for the three immediately preceding calendar years, payable monthly, and (ii) continuation, for a period of the greater of one year or the then-remaining term of the agreement, of all life, disability and medical insurance benefits (and other normal welfare benefits) in effect during the immediately preceding two calendar years, or tax-effected payments in lieu thereof, if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other payments and benefits in the nature of

“parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. McCollom would be entitled to receive such additional amounts as would be necessary to neutralize the effect on him of the imposition of such tax and related incremental income, employment and other taxes.

     If, among other things, Mr. McCollom (i) voluntarily terminates his employment under the agreement or (ii) exercises his right not to extend the term of the agreement, he will be subject to a covenant not to compete and a prohibition against solicitation of customers and employees for a period of twelve months.

     Lawrence M. Thompson, Jr. Sovereign has also entered into an employment agreement with Lawrence M. Thompson, Jr., dated September 25, 1997, which superseded Mr. Thompson’s then-existing employment agreement. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then-current term. The agreement provides a base salary which, if increased by action of the Board, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board and insurance, vacation, pension and other fringe benefits for the executive.

     If Mr. Thompson’s employment is terminated without cause (as defined therein), whether or not a change in control (as defined therein) of Sovereign has occurred, or if Mr. Thompson voluntarily terminates employment for good reason (as defined therein) following a change in control, Mr. Thompson becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Thompson’s employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. The agreement contains a provision restricting Mr. Thompson’s right to compete, for a period of twelve months, after a voluntary termination of employment without good reason or any termination for cause; in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Thompson would cause the excise tax provisions of Code Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

     On May 30, 2006, each of Messrs. Campanelli, Lynch, McCollom and Thompson executed amendments to their employment agreements as required by the terms of the Investment Agreement with Santander. The amendment modified the definition of change in control contained in each of such agreements so that an acquisition by Santander of up to 24.99% of Sovereign’s common stock in accordance with the Investment Agreement will not result in a change in control within the meaning of such agreements. Mr. Sidhu’s employment agreement did not need to be amended to modify the definition of change in control.

     It is intended that each employment agreement described above and the exercise of authority or discretion under such agreements by Sovereign, Sovereign Bank or the executive shall comply with the provisions of Code Section 409A and the Treasury Regulations issued thereunder so as not to subject the executive to the payment of any interest and tax penalty which may be imposed by the Internal Revenue Service under Code Section 409A. To the extent that any regulations or other guidance issued under Code Section 409A would result in an executive being subject to payment of “additional tax” under Code Section 409A, the relevant agreement shall be amended to avoid the imposition of any such “additional tax” under Code Section 409A. Such amendment shall be designed to minimize the adverse economic effect on the executive without increasing the cost to Sovereign and Sovereign Bank (other than transactions costs), all as reasonably determined in good faith by Sovereign, Sovereign Bank and the executive in order to maintain, to the maximum extent practicable, the original intent of the applicable provisions of such agreement.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

     The Bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 2005 allocable to directors and officers was $1,617,202.

     On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an “Indemnifiable Claim”). Sovereign Bank will also advance expenses upon Mr. Sidhu’s request in connection with any Indemnifiable Claim.

     Sovereign Bank’s indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he is required to reimburse Sovereign Bank for any amounts previously paid.

     Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank’s indemnification obligations under the Indemnification Agreement will be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank will, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank’s indemnification obligations under the Indemnification Agreement.

Code of Ethics

     Sovereign has adopted a Code of Conduct and Ethics which applies to all of its directors, officers and employees. Sovereign has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (including, the Chief Financial Officer, Chief Accounting Officer and Controller of Sovereign and Sovereign Bank). These documents are available free of charge on Sovereign’s web site at www.sovereignbank.com.

Loans to Directors and Executive Officers

     Sovereign is in the business of taking deposits and making loans. Like substantially all financial institutions with which it is familiar, Sovereign actively encourages and even aggressively solicits its directors and the companies which they control and/or are otherwise affiliated with to maintain their banking business with Sovereign Bank, rather than with a competitor. There currently are no banking transactions between Sovereign and any director or any entity controlled by or affiliated with him or her. All banking transactions with Sovereign’s directors and such entities and affiliates are with Sovereign Bank, and are subject to regulation by the Office of Thrift Supervision.

     All lending relationships between Sovereign Bank and Sovereign directors and the entities which they control are subject to Federal Regulation O and were made, and are presently, in compliance with Regulation O.* In addition, in management’s opinion, all loans to directors and entities affiliated with them (whether or not controlled by them and therefore, subject to Regulation O) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with similar customers and do not involve more than normal collection risk or present other unfavorable features. Sovereign believes that the aggregate dollar amount of Sovereign Bank’s loans to directors and the entities they control or are otherwise affiliated with represent insignificant percentages of Sovereign Bank’s total loans and equity and ranks it somewhere near the middle of the 125 largest financial services companies with U.S. operations. Because of the foregoing, Sovereign does not believe that public disclosure of director by director and affiliate by affiliate information is material or meaningful to shareholders, absent unusual facts and circumstances. Sovereign believes this position is consistent with the disclosure positions of other large financial institutions.

     In addition, Sovereign Bank provides other banking services to Sovereign directors and entities which they control or with which they are affiliated. In each case these services are provided in the ordinary course of Sovereign Bank’s business and on substantially the same terms as those prevailing at the time for comparable transactions with others.

     Sovereign Bank, as part of its banking business, also extends loans to officers and employees of Sovereign and Sovereign Bank. As of December 31, 2005, four of the five most highly compensated officer-employees of Sovereign had outstanding loans from Sovereign Bank. Mr. Sidhu, Mr. Thompson, Mr. McCollom and Mr. Campanelli had home mortgage loans with Sovereign Bank with outstanding balances of $823,476, $485,894, $547,750 and $530,637, respectively, as of December 31, 2005. These mortgage loans, like similar loans made to other Sovereign employees, are priced at a one percent discount to market but contain no other terms which were different than terms available in comparable transactions with non-employees. The one percent discount is discontinued when an employee terminates employment with Sovereign. In each case, loans to these four executive officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, including other employees of Sovereign or Sovereign Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. Such loans also comply with Regulation O and were never non-accrual, past due, restructured or potential problem loans.

____________________

*	Regulation O deals with loans by federally regulated banks to “Insiders.” For purposes of Regulation O, an “insider” (“Insider”) means an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder.

Regulation O prohibits Sovereign Bank from making loans to an Insider unless the loan (i) is made on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by Sovereign Bank with other persons who are not subject to Regulation O and who are not employed by Sovereign Bank; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Regulation O does not prohibit Sovereign Bank from making loans to Insiders pursuant to a benefit or compensation program (i) that is widely available to employees of Sovereign Bank and, in the case of extensions of credit to an Insider of its affiliates, is widely available to employees of the affiliates at which that person is an Insider; and (ii) that does not give preference to any Insider of Sovereign Bank over other employees of Sovereign Bank and, in the case of extension of credit to an Insider of its affiliates, does not give preference to any Insider of its affiliates over other employees of the affiliates at which that person is an Insider.

The Bank is examined periodically by the Office of Thrift Supervision for compliance with Regulation O and internal controls exist within Sovereign Bank to ensure that compliance with Regulation O is maintained on an ongoing basis after such loans are made.

     For information relating to certain transactions between Sovereign Bank and certain of Sovereign’s directors and their affiliates which the Board, in connection with its consideration of relationships between Sovereign and its directors which might impact director independence, and believed warranted disclosure, see “Election of Directors — Independence of Directors and Certain Relationships.”

Review of Corporate Governance Practices

     In furtherance of its commitment to corporate governance and as required by the terms of the Settlement Agreement with Relational, Sovereign’s Ethics and Corporate Governance Committee has engaged a nationally recognized consulting firm (with no current or previous relationship with Sovereign or Relational or any of their respective affiliates) to study Sovereign’s policies and practices regarding related-party transactions (i.e., transactions with directors, officers, and similar insiders), disclosure, and corporate governance against the policies and practices of the financial industry’s largest twenty institutions by asset size. The study is expected to be completed within 90 days following engagement of such firm and within 30 days following completion of such study, the Board is expected to take such action with respect to the findings or recommendations of such study as a majority of the Board determines to be in the best interests of Sovereign. See Exhibit 10.1 to Sovereign’s Current Report on Form 8-K, filed with the Commission on March 24, 2006, for the complete text of the Settlement Agreement.

CORPORATE STOCK PERFORMANCE GRAPHS

     The following graphs and tables compare the annual changes in cumulative total returns on Sovereign’s common stock with the annual cumulative total returns of the S&P 500 Index and the S&P Bank Index.

     The graphs and tables were prepared assuming that $100 was invested in Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index on December 31, 2002, December 31, 2000, and December 31, 1995, as the case may be, and assumes the reinvestment of dividends.

TEN-YEAR PERFORMANCE GRAPH*

	Period Ended
Index	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Sovereign Bancorp, Inc.	$100.00	$136.11	$258.22	$212.80	$111.30	$121.33	$182.78	$209.81	$354.67	$336.75	$322.86
S&P 500	100.00	120.26	157.56	199.57	238.54	214.36	186.40	142.84	180.53	196.76	202.67
S&P Bank Index	100.00	136.67	193.86	201.04	168.86	194.66	189.15	181.80	223.17	247.44	235.67
____________________

* Source: Factset

FIVE-YEAR PERFORMANCE GRAPH*

	Period Ended
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Sovereign Bancorp, Inc.	$100.00	$150.65	$172.92	$292.31	$277.54	$266.09
S&P500	100.00	86.96	66.64	84.22	91.79	94.55
S&P Bank Index	100.00	97.17	93.39	114.64	127.11	121.07

THREE-YEAR PERFORMANCE GRAPH*

	Period Ended
Index	12/31/02	12/31/03	12/31/04	12/31/05
Sovereign Bancorp, Inc.	$100.00	$169.04	$160.50	$153.88
S&P500	100.00	126.38	137.75	141.88
S&P Bank Index	100.00	122.76	136.11	129.63
____________________

* Source: Factset

PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC.
2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

     Sovereign shareholders are asked to vote to approve the 2006 Non-Employee Director Compensation Plan. The 2006 Non-Employee Director Compensation Plan provides compensation to non-employee members (collectively, the “Non-Employee Directors”) of the Board of Directors of Sovereign (the “Bancorp Directors”), Sovereign Bank (the “Bank Directors”), and, if approved by the Board, certain subsidiaries of Sovereign in the form of cash and Sovereign common stock. The following summary of the major features of the 2006 Non-Employee Director Compensation Plan is subject to the specific provisions contained in the full text of the 2006 Non-Employee Director Compensation Plan set forth as Appendix “B” to this Proxy Statement.

     In 1996, Sovereign’s shareholders approved the 1996 Non-Employee Director Compensation Plan as a means of compensating the Non-Employee Directors for all services rendered as directors. As part of Sovereign’s periodic review of director compensation, in April 2005, the Compensation Committee of the Board engaged a nationally recognized independent compensation consulting firm to advise the Compensation Committee in this review. As a result of this compensation review, Sovereign amended the 1996 Non-Employee Director Compensation Plan to reflect a new compensation strategy for Non-Employee Directors, effective October 1, 2005.

     The new compensation strategy was intended to continue to advance the interests of Sovereign and its shareholder by focusing on the following desired outcomes:

  Providing compensation to the Non-Employee Directors through a corporate “best practices” compensation strategy.

  Closely aligning the interest of the Non-Employee Directors with the interests of Sovereign and its shareholders by requiring a substantial portion of compensation be paid to the Non-Employee Directors to be in the form of Sovereign common stock.

  Attracting and retaining top-quality Non-Employee Directors by providing a total compensation package for Non-Employee Directors that is competitive with those provided by Sovereign’s peer financial institutions.

  Providing compensation in a simple, straight-forward package that compensates directors for the responsibilities and demands of the role of director of Sovereign.

     The 1996 Non-Employee Director Compensation Plan expired by its terms on April 18, 2006, and shareholder approval is required in order to provide compensation in the form of Sovereign common stock to the Non-Employee Directors. The proposed 2006 Non-Employee Director Compensation Plan that shareholders are considering is intended to continue to focus on the outcomes described above.

     The 2006 Non-Employee Director Compensation Plan, upon approval by shareholders, is intended to provide payment for all services as a Non-Employee Director and compensation under the 2006 Non-Employee Director Compensation Plan will not be in addition to other methods or forms of compensation. If Sovereign shareholders do not approve the 2006 Non-Employee Director Compensation Plan, Sovereign will continue compensating its non-employee directors pursuant to the interim cash-only compensation plan adopted on April 20, 2006, and reported on Sovereign’s Current Report on Form 8-K filed with the Commission on April 26, 2006.

Purpose of 2006 Non-Employee Director Compensation Plan

     The 2006 Non-Employee Director Compensation Plan is intended to be beneficial to Sovereign and to its shareholders because it will require Non-Employee Directors to have a greater personal financial stake in Sovereign through the payment of a significant portion of their compensation in Sovereign common stock, thereby underscoring the Non-Employee Directors’ common interest with shareholders in increasing the long-term value of Sovereign common stock. The 2006 Non-Employee Director Compensation Plan is designed to reflect prevailing corporate governance and directors’ compensation best practices.

Key Terms

Plan Effective Date:	October 1, 2006
Eligible Participants:	Bancorp Directors, Bank Directors, and non-employee
directors of certain subsidiaries of Sovereign as designated by resolution of the Board.
Amount of Compensation	Annually determined by the Compensation Committee but
currently fixed as described below.
Shares Authorized:	1,000,000 subject to automatic adjustment in the event of a
stock split, stock dividend, or similar event.
Shares Authorized as a Percent of Outstanding	Approximately 0.21%.
Common Stock:
Vesting:	Always 100% vested in all amounts earned.
Payment:	Amounts generally payable quarterly in arrears.
Plan Termination:	September 20, 2016, unless earlier terminated by the Board.

Eligibility

     Only Bancorp Directors, Bank Directors, and non-employee directors of direct and indirect subsidiaries of Sovereign are eligible to receive compensation under the 2006 Non-Employee Director Compensation Plan. In the event that the Board determines that it is in the best interest for the non-employee directors of a subsidiary of Sovereign to participate, the Board will designate the subsidiary by resolution. Currently only Bancorp Directors and Bank Directors are eligible to participate in the Plan.

Compensation

     Under the 2006 Non-Employee Director Compensation Plan, the Compensation Committee annually establishes the dollar amount of compensation. As of October 1, 2006, compensation of Bancorp Directors is:

  $50,000 in cash annually; plus

  $50,000 in shares of Sovereign common stock annually; plus

  $25,000 in cash annually of such director who serves as chairperson of the audit committee or as “lead director”; plus

  $15,000 in cash annually for each Board committee for which the director serves as chairperson.

     As of October 1, 2006, compensation of Bank Directors is:

  $21,000 in cash annually; plus

  $21,000 in shares and Sovereign common stock annually.

     An individual who serves as both a Bancorp Directors and as a Bank Director is eligible to receive compensation under the 2006 Non-Employee Director Compensation Plan in both capacities. Payments are generally made on a quarterly basis in arrears.

     As of October 1, 2006, the Board has not designated the non-employee directors of any other Sovereign subsidiary to participate in the 2006 Non-Employee Director Compensation Plan. In the event that the Board makes such a designation, the non-employee directors of such subsidiary will be paid in such amount of shares of Sovereign common stock and/or cash as specified by the Compensation Committee.

Adjustments

     In the event of a stock dividend or other distribution payable in Sovereign common stock or a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving Sovereign common stock, the number of shares available for issuance under the 2006 Non-Employee Director Compensation Plan will be automatically adjusted to reflect such event.

Vesting

     Each Non-Employee Director will be 100% vested in all amounts of cash and common stock earned under the 2006 Non-Employee Director Compensation Plan.

Amendment and Termination of the 2006 Non-Employee Director Compensation Plan

     The 2006 Non-Employee Director Compensation Plan may be amended at any time by resolution of the Compensation Committee, but no amendment will be effective without shareholder approval if such shareholder approval is required by law. No amendment may adversely affect the rights of a participant with respect to shares of Sovereign common stock theretofore issued without such participant’s written consent.

     The 2006 Non-Employee Director Compensation Plan will terminate on September 20, 2016, which is ten years from the date the 2006 Non-Employee Director Compensation Plan was initially approved and adopted by shareholders, unless earlier terminated upon adoption of a resolution of the Compensation Committee and approved by the Board.

Summary of Benefits

     The following table indicates the aggregate annual payments expected to be made to the Bancorp Directors under the 2006 Non-Employee Director Compensation Plan in 2007, based on each Bancorp Director’s status as a Bancorp Director and/or Bank Director and as a committee chair as of the date of this proxy statement. Certain Bancorp Directors also serve as Bank Directors and receive compensation under the 2006 Non-Employee Director Compensation Plan in both capacities. Each Non-Employee Director will receive a pro-rated amount of compensation for the remainder of 2006. Because the number of shares to be issued under the 2006 Non-Employee Director Compensation Plan depends on the fair market value of Sovereign common stock on the date that such shares are earned, the number of shares payable to the Non-Employee Directors is not determinable at this time. For purposes of illustration, the number of shares set forth in chart below was determined based upon the closing price of Sovereign common stock on December 30, 2005, which was $20.59, as adjusted by the stock split paid by Sovereign on July 6, 2006.

New Plan Benefits

	Total Annual
	Cash and
	Non-Cash	Number
Name of Bancorp Director	Compensation	of Shares
Emilio Botin	$0	0
P. Michael Ehlerman	$157,000	3,449
Brian Hard	$167,000	3,449
Marian L. Heard	$142,000	3,449
Andrew C. Hove	$157,000	3,449
Maria Fiorini Ramirez	$100,000	2,429
Juan Rodriguez-Inciarte	$0	0
Daniel K. Rothermel	$182,000	3,449
Cameron C. Troilo, Sr.	$157,000	3,449
Ralph V. Whitworth	$142,000	3,449
All Senior Officers	$0	0
Non-Employee Director Group (10)	$1,204,000	26,572
Non-Senior Officer Employee Group	$0	0

     As provided above, only non-employee directors of Sovereign or its subsidiaries will be eligible to receive stock under the 2006 Non-Employee Director Compensation Plan. Therefore, executive officers who are also directors, including Jay Sidhu who currently serves as Chairman of the Board, will not be eligible to receive, and will not receive, benefits under the 2006 Non-Employee Director Compensation Plan. Messrs. Botin and Rodriguez-Inciarte have waived receipt of any compensation for services as a director of Sovereign as required by Santander’s standing policies and procedures.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE ADOPTION OF THE 2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN. THE BOARD BELIEVES THAT THE EXISTENCE OF THE PLAN WILL ASSIST IN ATTRACTING AND RETAINING QUALIFIED MEMBERS OF THE BOARDS OF SOVEREIGN, SOVEREIGN BANK, AND CERTAIN OF ITS SUBSIDIARIES, AND WILL HAVE THE EFFECT OF MORE SIGNIFICANTLY ALIGNING THE INTERESTS OF THESE BOARDS WITH THOSE OF SOVEREIGN’S SHAREHOLDERS.

     The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the 2006 Non-Employee Director Compensation Plan. Abstentions and broker non-votes will not constitute or be counted as ‘votes’ cast for purposes of the Meeting. All proxies will be voted “FOR” approval of the 2006 Non-Employee Director Compensation Plan unless a shareholder specifies to the contrary on such shareholder’s proxy card.

AUDIT COMMITTEE REPORT

Background

     The Audit Committee of the Board of Directors of Sovereign is composed of five directors each of whom has been determined to be independent by Sovereign’s Board consistent with the listing standards of the NYSE. The members of the Audit Committee are Directors Hard (Chairman), Rothermel (Vice Chairman), Ehlerman, Hove and Whitworth. The Board, in the exercise of its business judgment, has determined that each member of the Audit Committee is “financially literate” as required under the NYSE’s listing standards and has designated Mr. Ehlerman as the Committee’s “audit committee financial expert.” For additional information relating to the responsibilities of Sovereign’s Audit Committee, see “Information Concerning Sovereign’s Governance Policies, Practices and Procedures” and “Background Information on the Board and Board Committees.”

     The Audit Committee is governed by a written charter, which complies with the requirements of the NYSE’s final listing standards. A copy of the Audit Committee’s charter is posted, in full text, on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Responsibility

     Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls.

     The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

     The primary responsibilities of the Audit Committee are to select, engage and compensate Sovereign’s outside independent auditors and to oversee Sovereign’s financial reporting process on behalf of the Board. It is not the duty of the Audit Committee to prepare financial statements and related disclosures. It is also not the duty of the Audit Committee to plan or conduct audits, or to determine that Sovereign’s financial statements are complete and accurate and in accordance with generally accepted accounting principles in the United States.

Process

     In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-K with Sovereign’s management and with Sovereign’s independent auditors, including a discussion of the quality, not just the acceptability of Sovereign’s accounting principles as applied in its financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee discussed with Sovereign’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with management to discuss Sovereign’s disclosure controls and procedures and internal control over financial reporting. The Committee also met with the internal and independent auditors, with and without Sovereign’s management present, to discuss the results of their examinations and overall quality of Sovereign’s financial reporting. The Committee also reviewed with Sovereign’s CEO and CFO their certification relating to their evaluation of Sovereign’s disclosure controls and control over financial reporting, the completeness and accuracy of the financial statements and other financial information contained in the 2005 Form 10-K, and the process followed by the CEO and CFO to assure the truthfulness of such certificate.

     The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from Sovereign and its management, including the matters in the written disclosures and letters which were received by the Committee from the independent auditors as required by Independence Standards Board Standard

No. 1, Independence Discussions with Audit Committees, as amended. During the course of the year, the Audit Committee also reviewed and considered the compatibility of its independent auditors’ performance of certain non-audit services with the maintenance of such auditors’ independence.

Recommendation

     Based on the process referred to above, the Committee recommended to the Board that the audited financial statements be included in Sovereign’s Annual Report on SEC Form 10-K for the year ended December 31, 2005.

     This Report is not intended to be incorporated by reference into any filing made by Sovereign with the Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Brian Hard, Chairman
Daniel K. Rothermel, Vice Chairman
P. Michael Ehlerman
Andrew C. Hove, Jr.
Ralph V. Whitworth

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees of Independent Auditors

     The following tables set forth the aggregate fees billed to Sovereign for the fiscal years ended December 31, 2005, and December 31, 2004, by Sovereign’s principal accounting firm Ernst & Young LLP.

December 31, 2005
Audit Fees	$4,408,687
Audit-Related Fees	489,800
Tax Fees	216,169
All Other Fees	—
Total Fees	$5,114,656

     Audit fees in 2005 included fees associated with the annual audit of the financial statements and the audit of internal control over financial reporting of Sovereign subsidiary audits required for certain subsidiaries that are registered with the Commission, the reviews of Sovereign’s quarterly reports on Form 10-Q, certain accounting consultations, consent to use its report in connection with various documents filed with the Commission, and comfort letters issued to underwriters for securities offerings.

     Audit-related fees in 2005 principally included accounting consultations, audits of employee benefit plans, audits of separate subsidiary financial statements required by their formation agreements, and attestation reports required under servicer agreements.

     Tax fees in 2005 included tax compliance, tax advice and tax planning.

December 31, 2004
Audit Fees	$3,472,527
Audit-Related Fees	442,900
Tax Fees	615,617
All Other Fees	15,000
Total Fees	$4,546,044

     Audit fees in 2004 included fees associated with the annual audit of Sovereign subsidiary audits required for certain subsidiaries that are registered with either the Commission or the Office of Thrift Supervision, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the Commission, and comfort letters issued to underwriters for securities offerings.

     Audit-related fees in 2004 principally included audits of employee benefit plans, audits of separate financial statements of entities that issued trust preferred securities, and attestation reports required under servicer agreements.

     Tax fees in 2004 included tax compliance, tax advice and tax planning.

     All other fees in 2004 principally included employee benefit advisory services.

     The Audit Committee considered whether the provision of nonaudit services by Sovereign’s principal auditors during 2005 was compatible with maintaining auditor independence.

     The Audit Committee began considering whether the non-audit services proposed to be performed by Ernst & Young LLP in advance of such performance for compatibility with their independence beginning in September 2002.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

     The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2005.

PROPOSAL TO RATIFY AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of Sovereign has appointed Ernst & Young LLP, independent auditors, as Sovereign’s independent auditors for the fiscal year ending December 31, 2006. No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

     Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE 2006 FISCAL YEAR.

     The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions will not constitute or be counted as “votes” cast for purposes of the annual meeting. All proxies will be voted “FOR” ratification of the appointment unless you vote against it.

SHAREHOLDER PROPOSAL TO
DECLASSIFY BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THE SHAREHOLDER PROPOSAL SET FORTH BELOW.

Shareholder Proposal

     The California Public Retirement System (“CalPERS”), P.O. Box 942707, Sacramento, California 94229-2707, has advised us that it plans to introduce the following resolution at the annual meeting. In accordance with rules of the Securities and Exchange Commission, the text of CalPERS’ resolution and supporting statement is printed verbatim from its submission.

RESOLVED, that the shareowners of Sovereign Bancorp, Inc. (“Company”) ask that Sovereign take the steps necessary to reorganize the Board of Directors into one class subject to election each year.

The reasons given by CalPERS for the resolution are as follows:

Is accountability by the Board of Directors important to you as a shareowner of the Company? As a trust fund with more than 1.4 million participants, and as the owner of approximately 1.4 million shares of the Company’s common stock, the California Public Employees’ Retirement System (CalPERS) thinks accountability is of paramount importance. This is why we are sponsoring this proposal which, if passed, would seek to reorganize the Board of Directors of the Company so that each director stands before the shareowners for reelection each year. We hope to eliminate Sovereign’s so-called “classified board”, whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on one-third of the Board at any given time.

Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s). But now, we believe that insularity works primarily to hamper accountability. A classified board can prevent shareowners from mounting a successful opposition to the entire board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would stand for election in its entirety, every year.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. CalPERS also believes that shareholders are willing to pay a premium for corporations with excellent corporate governance as illustrated by a recent study by McKinsey & Co. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

We seek to improve that performance and ensure the Company’s continued viability through this structural reorganization of the Board. If passed, shareholders might have the opportunity to register their views at each annual meeting - on performance of the Board as a whole and of each director as an individual.

The Corporate Library has graded over 2000 companies regarding their takeover defenses. The Company received an “F”, which according to the Corporate Library indicates “that shareholders will have little or no say in the event of a takeover bid.” Considering the companies numerous and varied takeover defenses, including a poison pill with a trigger of only 9.9%, surely the Company can declassify its Board of Directors and still effectively negotiate with a would-be suitor.

CalPERS urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

Board of Directors’ Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL. THE BOARD BELIEVES THAT THIS PROPOSAL WOULD BE HARMFUL TO SOVEREIGN AND OUR SHAREHOLDERS AND OPPOSES THE PROPOSAL FOR THE REASONS DISCUSSED BELOW.

     Our articles of incorporation currently provides for a “classified board” (sometimes called a “staggered board”). Our Board of Directors is divided into three classes, and the members of each class are elected to serve staggered three-year terms. The current classified board structure has been in place since it was approved by our shareholders in 1987.

     Our Board of Directors and its Corporate Governance Committee, in consultation with outside counsel, have carefully considered this proposal and the arguments for and against a classified board. We have concluded that Sovereign’s classified board structure continues to be in the best interests of Sovereign and our shareholders.

     Protection Against Unfair and Abusive Tactics. A classified board is designed to safeguard a corporation against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the corporation’s business and assets. If a corporation has a classified board and a hostile bidder stages and wins a proxy contest at the corporation’s annual meeting, the bidder can only replace approximately one-third of the existing directors. To obtain control of the board, the bidder must win a second proxy contest at the next annual meeting. By preventing an immediate change in control of our Board of Directors, the classified board structure enhances the ability of our Board to act in the best interests of our shareholders.

     In addition, in recent years, third parties increasingly have been using the threat of a proxy fight to pressure boards to put the corporation in play or to take other actions that produce short-term gains at the expense of strategies that would achieve meaningful long-term shareholder value. Classified board structures have been shown to be an effective means of protecting long-term shareholder interests against these types of abusive tactics.

     Accountability to Shareholders and Strong Corporate Governance. All of our directors are required to uphold their fiduciary duties to Sovereign and our shareholders, regardless of how often they stand for election. The Board of Directors believes that directors elected to three-year terms are not insulated from this responsibility and are just as accountable to shareholders as directors elected annually.

     Our Board of Directors is committed to the highest quality corporate governance and examines our practices annually in light of the changing environment. The Company has adopted Corporate Governance Guidelines that focus on the independence and quality of our directors and the effective functioning of the Board.

     Numerous well-respected and successful U.S. corporations have classified boards. At the end of 2004, approximately 60% of corporations in the S&P 1500 index had classified boards. In addition, in 2005, approximately 54% of companies in the banking industry had classified boards, and more than 56% of the 30 largest bank holding companies had classified boards, including Wachovia Corporation, Washington Mutual, Inc., U.S. Bancorp, SunTrust Banks, Inc. and KeyCorp.

     Stability and Continuity. The three-year staggered board terms are designed to provide stability, enhance long-term planning and ensure that a majority of our directors at any given time have prior experience as directors of Sovereign. The staggered board structure ensures that our Board of Directors retains continuity of knowledge of Sovereign’s complex business, as well as its business strategy. Directors who have experience with Sovereign and knowledge about our business and affairs are a valuable resource and are better positioned to make fundamental decisions that benefit our shareholders.

     Effect of Proposal. Approval of this shareholder proposal is not binding on the Board and would not automatically eliminate the classified Board. A vote in favor of the proposal constitutes a recommendation that the Board initiate this proposal. Under the laws of the Commonwealth of Pennsylvania, the change contemplated by the proposed would require an amendment to the Company’s articles of incorporation which must first be approved by the Board and then submitted to a vote of the shareholders at a subsequent meeting. Unless approved by eighty percent (80%) of the Board, any such amendment would require the affirmative vote of at least eighty percent (80%) of the shares which all shareholders are entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

     Abstentions and broker non-votes will not constitute or be voted as “votes” cast for purposes of the annual meeting. Proxies will be voted “AGAINST” the proposal unless you vote in favor of it.

ADDITIONAL INFORMATION

2007 Annual Meeting

     Sovereign’s 2007 Annual Meeting of Shareholders will be held on or about April 19, 2007, subject to the right of Sovereign’s Board of Directors to change such date based on changed circumstances.

Shareholder Proposals

     In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting. If the 2007 Annual Meeting is held on April 19, 2007, this period will begin on November 20, 2006 and end on January 19, 2007.

     If the 2007 Annual Meeting is held on April 19, 2007, any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign’s proxy materials relating to its 2007 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Richard Toomey, Secretary), on or before November 20, 2006.

Nominations for Election of Directors

     In accordance with the Bylaws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by the Bylaws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. If the 2007 Annual Meeting is held on April 19, 2007, this period will begin on December 20, 2006 and end on January 19, 2007.

     Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in Sovereign’s proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. If the 2007 Annual Meeting is held on April 19, 2007, the shareholder recommendation should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Richard Toomey, Secretary), on or before January 19, 2007.

Annual Report for 2005

     Sovereign’s Annual Report to the Shareholders for the year ended December 31, 2005 has been mailed to all shareholders entitled to notice of and to vote at the Annual Meeting. Sovereign’s Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

     UPON REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2005 (FILED WITH THE COMMISSION ON MARCH 16, 2006), AS AMENDED BY FORM 10-K/A (FILED WITH THE COMMISSION ON MAY 1, 2006), INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610, OR BY CALLING SOVEREIGN INVESTOR RELATIONS DIRECTLY AT (800) 628-2673. EACH REQUEST MUST SET FORTH A GOOD

FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN’S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Householding

     Only one Annual Report and Proxy Statement will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents. This practice, known as “householding,” is designed to reduce Sovereign’s printing and postage costs. However, if any shareholder residing at such an address desires to receive a separate Annual Report or Proxy Statement in the future, he or she may telephone Sovereign’s Investor Relations Department at (800) 628-2673 or write to Investor Relations at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 or by E-mail at investor@sovereignbank.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, please request householding by contacting Investor Relations in the same manner.

Corporate Governance Documents

     A copy of Sovereign’s Code of Conduct and Ethics, Sovereign’s Corporate Governance Guidelines, Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of Sovereign’s Audit Committee, Nominating Committee, Ethics and Corporate Governance Committee, and Compensation Committee are available on Sovereign’s website under Investor Relations at www.sovereignbank.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, by writing to Investor Relations by E-mail at investor@sovereignbank.com or by calling Investor Relations at (800) 628-2673.

Waivers of Provisions of Codes of Conduct

     There were no waivers of the provisions of Sovereign’s Code of Conduct and Ethics or Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers for any Sovereign director, senior financial officer or any other executive officer in 2005 or through the date of this proxy statement during 2006. In the unlikely event that there is a waiver of Sovereign’s Code of Conduct of Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the waiver will be described on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Complaints and Concerns

     Shareholders and other interested parties who desire to communicate directly with Sovereign’s independent, non-management directors should submit such communication in writing addressed to Lead Director, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

     Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with Sovereign’s Audit Committee in writing addressed to Audit Committee Chair, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Toomey
Secretary

Appendix A
Sovereign Bancorp, Inc.
Categorical Standards for Independence

     The rules of the New York Stock Exchange (“NYSE”) provide that a non-management director of Sovereign Bancorp, Inc. (“Sovereign”) does not qualify as independent unless the Board of Directors of Sovereign (the “Board”) affirmatively determines that the non-management director has no material relationship with Sovereign. The NYSE rules require the Board to consider all the relevant facts and circumstances in determining the materiality of a non-management director’s relationship with Sovereign, and permit the Board to adopt and disclose categorical standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the categorical standards outlined below to assist the Board in determining whether a non-management director has a material relationship with Sovereign which would impair the director’s independence. These categorical standards for independence should be read together with the NYSE’s independence rules. A fundamental premise of independence is that any permitted transaction between Sovereign and a non-management director, an immediate family member of a non-management director or their respective affiliations, shall be on arms-length and upon market terms.

     The following relationships will not be considered to be relationships that would have a material adverse impact on a non-management director’s independence:

(i)	any loan made by Sovereign or Sovereign Bank in accordance with Regulation O1;

(ii)	any deposit, savings, checking, cash management, trust, or similar account or any other fee-based service which a non-management director (or an immediate family member), or any organization or entity of which the non-management director (or an immediate family member) is a director, executive officer, partner, or controlling shareholder[2], maintains with or receives from Sovereign Bank in accordance with Sovereign Bank’s policies and on the same or similar terms as those which are available to other similar customers of Sovereign Bank;

(iii)	a non-management director who receives (or whose immediate family member receives) less than $50,000 during any twelve month period in the last three years in direct compensation from Sovereign or any Sovereign affiliate, excluding the director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)	a non-management director (or an immediate family member) is a director, executive officer, controlling shareholder[2], partner, member or employee of a private or public for-profit entity which has made payments to, or received payments from, Sovereign or any Sovereign affiliate for property or services in an amount which at any time during the current or preceding three fiscal years does not exceed the greater of $1 million or two percent of the other entity’s gross consolidated revenues;

____________________

1	For a loan to be in compliance with Regulation O, the loan (i) must be made in the ordinary course of business, (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non affiliated parties, except as permitted by applicable federal banking law, and (iii) must not involve more than the normal risk of repayment or present other unfavorable features. Compliance with Regulation O is monitored by the Office of Thrift Supervision, Sovereign Bank’s primary federal regulator, as well as Sovereign Bank as staff.

2	A “controlling shareholder,” for the purposes of these categorical standards, means a shareholder holding 10% or more of the voting power in any for-profit entity.

A-1

(v)	if a non-management director (or an immediate family member) is a director, executive officer, controlling shareholder[2], partner, member or employee of a private or public for-profit entity (excluding any entity covered in paragraph (vi) below) which is or was indebted to Sovereign Bank and at any time during the current or preceding three fiscal years (a) the total amount of indebtedness of such other entity to Sovereign Bank does not exceed one percent of the total consolidated assets of Sovereign, (b) the total amount of indebtedness of such other entity to Sovereign Bank does not exceed five percent of the total consolidated assets of such other entity, and (c) the aggregate amount of interest and fees paid to Sovereign and any of its affiliates by such other entity does not exceed the greater of $1 million or two percent of the consolidated gross revenues of such other entity;

(vi)	if a charitable, educational or governmental entity which is or was indebted to Sovereign Bank and either:

(x)	a non-management director (or an immediate family member) is a director, trustee, executive officer, employee or other fiduciary of such entity and at any time during the current or preceding three fiscal years (a) the total amount of indebtedness of such entity to Sovereign Bank does not exceed two percent of the total consolidated assets of such entity and (b) the aggregate amount of interest and fees paid to Sovereign and any of its affiliates by such other entity does not exceed the greater of $1 million or two percent of the consolidated gross revenues of such other entity; or

(y)	the non-management director is not a current employee (or an immediate family member is not a current executive officer) of such entity; such non-management director serves, without compensation, as a director or trustee, or other fiduciary of such entity, and such non-management director did not sponsor, organize or found such entity; or

(vii)	if a non-management director (or an immediate family member) is a director, trustee, or other fiduciary of a charitable, educational or governmental entity, and Sovereign’s and its affiliates’ aggregate discretionary contributions to the entity at any time during the current or preceding three fiscal years does not exceed the greater of $1 million or two percent of the total consolidated gross revenues of that entity (Sovereign’s automatic matching of charitable contributions will not be included in the amount of charitable contributions for this purpose).

A-2

Appendix B

SOVEREIGN BANCORP, INC.
2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Effective October 1, 2006

     1. Purpose. The purpose of the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan (the “Plan”) is to advance the interests of Sovereign Bancorp, Inc. (the “Company”) and its shareholders by closely aligning the interests of the Company and its shareholders with “Non-Employee Directors,” who collectively include (i) members of the board of directors of the Company (the “Board”) who are not employees of the Company, Sovereign Bank (the “Bank”) or any other Subsidiary (the “Company Non-Employee Directors”); (ii) members of the board of directors of the Bank (the “Bank Board”) who are not employees of the Company, the Bank or any other Subsidiary (the “Bank Non-Employee Directors”); and (iii) members of the board of directors of any Subsidiary designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company, the Bank or any Subsidiary (the “Subsidiary Non-Employee Directors”). Therefore, this Plan requires the payment of a substantial portion of the annually established compensation payable to Non-Employee Directors for their service to be in shares of the Company’s common stock, no par value (the “Common Stock”). Common Stock issuable under this Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.

     2. Administration. The Compensation Committee of the Board (the “Committee”) shall administer the Plan. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan, as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or any officer of the Company or the Bank to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

     3. Definition of Subsidiaries. As used herein, the term “Subsidiary” means any corporation, joint venture, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a joint venture or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

     4. Participation; Amount of Non-Employee Director Compensation. The Committee shall annually approve the amount of compensation payable for services to be performed by Company Non-Employee Directors, Bank Non-Employee Directors, and, if applicable, Subsidiary Non-Employee Directors. Effective October 1, 2006, such fees shall be payable in cash and shares of Common Stock as follows:

               (a) Each Company Non-Employee Director shall be entitled to receive the following compensation for service on the Board:

                    (i) $50,000 in cash annually; plus

                    (ii) $50,000 in shares of Common Stock annually; plus

                    (iii) $25,000 in cash annually if such Company Non-Employee Director serves as chairperson of the audit committee or as “lead director” (as designated by the Company Non-Employee Directors); plus

                    (iv) $15,000 in cash annually for each Board committee for which such Company Non-Employee Director serves as chairperson.

               (b) Each Bank Non-Employee Director shall be entitled to receive the following compensation for service on the Bank Board:

                    (i) $21,000 in cash annually; plus

                    (ii) $21,000 in shares of Common Stock annually.

               (c) To the extent that the payments made under this Section 4 to a Non-Employee Director result in fractional shares of Common Stock being issuable to such Non-Employee Director, cash shall be paid to the Non-Employee Director or the number of shares will be rounded up in lieu of such fractional shares at the discretion of the Board.

               (d) Non-Employee Directors who are both Company Non-Employee Directors and Bank Non-Employee Directors shall be entitled to receive compensation under this Section 4 for service in both capacities.

               (e) In the event that an individual becomes a Company Non-Employee Director, a Bank Non-Employee Director, or a Subsidiary Non-Employee Director, and becomes entitled to compensation in such capacity under this Section 4 beginning on a date other than the first day of the calendar year, such individual shall receive a pro-rated amount of compensation for such calendar year in such form as may be determined in the discretion of the Committee.

               (f) If the Board designates by resolution that directors of any other Subsidiary are to participate in the Plan, then each such Subsidiary Non-Employee Director shall receive such amount of shares of Common Stock and cash as shall be specified by resolution of the Committee.

               (g) Notwithstanding anything contained herein to the contrary, the amount of cash or shares of Common Stock payable to any Non-Employee Director may be reduced or withheld by the Chairperson of the Board for failure to attend meetings of the Board, the Bank Board, or the Boards of Directors of any Subsidiary upon which such Non-Employee Director serves or for failure to otherwise perform the duties of such Non-Employee Director’s office.

     5. Payment of Non-Employee Director Compensation. Each Non-Employee Director shall be issued the number of shares of Common Stock payable to such Non-Employee Director as determined pursuant to Section 4 above as of the last business day of each calendar quarter and such shares shall be delivered as soon as administratively feasible thereafter, but in no event shall any such payment be made later than the March 15 of the calendar year next following the calendar year in which such shares were earned. Each Non-Employee Director shall be paid the cash compensation payable to such Non-Employee Director as determined pursuant to Section 4 above on the last business day of each calendar quarter. Notwithstanding the foregoing, the Committee may, in its discretion, cause the number of shares and/or cash determined pursuant to Section 4 above, to be issued and paid at such other time or times as it shall determine in its discretion, but in no event shall any payment be made later than the March 15 of the calendar year next following the calendar year in which such cash and/or shares were earned.

     6. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be 1,000,000, provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving Common Stock, then the numbers, rights, and privileges of the shares issuable under this Section 6 of Plan shall be increased, decreased, or changed in like manner.

7. Miscellaneous Provisions.

               (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected or re-elected as a director of the Company or the Bank.

               (b) A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated, or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will, or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

               (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local, and foreign securities, securities exchange, and other applicable laws and requirements.

               (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local, or foreign income or other taxes. A participant in the Plan may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock, otherwise issuable under the Plan, having a fair market value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

               (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

               (f) By accepting any payment of Non-Employee Director compensation hereunder or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee, or the Board.

               (g) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.

               (h) The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               (i) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

     8. Amendment. The Plan may be amended at any time and from time to time by resolution of the Committee as it shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule, or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, the Internal Revenue Code of 1986, as amended, and the rules thereunder in effect from time to time or, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant’s written consent.

     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

               (a) upon the adoption of a resolution of the Committee and approved by the Board terminating the Plan; or

               (b) September 20, 2016, which is ten years from the date the Plan was initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

     10. Shareholder Approval and Adoption. The Plan shall be effective as of October 1, 2006, contingent upon shareholder approval and adoption at the 2006 annual meeting of shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the Commonwealth of Pennsylvania.

SOVEREIGN BANK
COMMUNITY BANKING OFFICE LOCATIONS*

                         * Including Independence Community Bank Offices

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

1130 BERKSHIRE BLVD. MC11900IR5 WYOMISSING, PA 19610

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

-retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

-promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SVERN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” MATTERS NO. 1, NO. 2, AND NO. 3.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
MATTER NO. 1: TO ELECT FOUR (4) CLASS I DIRECTORS OF SOVEREIGN:

	01) Brian Hard	☐	☐	☐
02) Marian L. Heard
03) Cameron C. Troilo, Sr.
04) Ralph V. Whitworth

						For	Against	Abstain
MATTER NO. 2:
TO APPROVE THE SOVEREIGN BANCORP, INC. 2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN; AND						☐	☐	☐

MATTER NO. 3:
TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF SOVEREIGN'S BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006;						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" MATTER NO. 4.

MATTER NO. 4:
TO ACT ON A SHAREHOLDER PROPOSAL IF PRESENTED AT THE MEETING.						☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

     I/We hereby appoint Richard Toomey, David A. Silverman and John R. Merva, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/us on August 1, 2006, at the Annual Meeting of Shareholders to be held on Wednesday, September 20, 2006, or any adjournment thereof.

     This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF CLASS I DIRECTORS, FOR THE APPROVAL OF THE SOVEREIGN BANCORP, INC. 2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR 2006 AND AGAINST A SHAREHOLDER PROPOSAL IF PRESENTED AT THE MEETING. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To vote by mail, please vote and sign on the other side.

TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE
AFTER COMPLETING, SIGNING AND DATING.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

1130 BERKSHIRE BLVD. MC11900IR5 WYOMISSING, PA 19610

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

-retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

-promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SVERN3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” MATTERS NO. 1, NO. 2, AND NO. 3.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
MATTER NO. 1: TO ELECT FOUR (4) CLASS I DIRECTORS OF SOVEREIGN:

	01) Brian Hard	☐	☐	☐
02) Marian L. Heard
03) Cameron C. Troilo, Sr.
04) Ralph V. Whitworth

						For	Against	Abstain
MATTER NO. 2:
TO APPROVE THE SOVEREIGN BANCORP, INC. 2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN; AND						☐	☐	☐

MATTER NO. 3:
TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF SOVEREIGN'S BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006;						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" MATTER NO. 4.

MATTER NO. 4:
TO ACT ON A SHAREHOLDER PROPOSAL IF PRESENTED AT THE MEETING.						☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Dear Plan Participant:

       The enclosed proxy materials have been prepared by the Board of Directors of Sovereign Bancorp, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders scheduled for September 20, 2006. All matters to be voted upon are extremely important and are fully described in the enclosed proxy statement. Please read it carefully. Please note that shares you hold in one or more Sovereign retirement plans (including plans previously maintained by acquired banks) are all included on this proxy card. If you are a direct stockholder of Sovereign Bancorp, Inc., you will receive additional proxy solicitation materials, including a proxy card, to vote shares not held in a plan. That proxy card cannot be used to direct the voting of shares held in a plan.

DIRECTIONS TO THE TRUSTEE
       Only the trustee (the ”Trustee”) of a Sovereign-Sponsered plan (a “Plan”) can vote the shares of Company stock (“Shares”) held by a Plan. However, under the terms of a Plan, each participant may act as a “Named Fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for the purpose of voting Shares allocated to the participant’s account. The Trustee is required to follow proper instructions of named fiduciaries that are in accordance with the terms of a Plan and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to plan participants and beneficiaries.

       If you choose to act as a “Named Fiduciary”, you are entitled to instruct the Trustee how to vote the Shares allocated to this account. By voting, you are accepting your designation under a Plan as a “Named Fiduciary” for purposes of voting these Shares with respect to the Annual Meeting. You should, therefore, exercise your rights prudently. Unallocated Shares and Shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in accordance with the terms of a Plan and its related trust document.

CONFIDENTIALITY AND INSTRUCTIONS
       How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote these Shares in the manner you think best.

VOTING DEADLINE
       Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on September 15, 2006. The Trustee cannot insure that instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and vote to insure the vote is received on or before September 15, 2006 by Internet or mail. If the Trustee does not receive timely instructions from you, the Trustee will vote these Shares in accordance with the terms of a Plan and its related trust document.

FURTHER INFORMATION
       If you have questions regarding this information, you may contact Sovereign Team Member Services at (800) 210-1426 between 8:00 A.M. and 5:00 P.M. Eastern Time, Monday through Friday (press Option 3 for Benefits, then Option 3 again for the retirement plans).

       Your ability to instruct the Trustee how to vote these Shares is an important part of your rights as a Plan participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

SOVEREIGN BANCORP, INC.